EXHIBIT 4.4

CHINA MEDICAL TECHNOLOGIES, INC.

3.50% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2011

INDENTURE

DATED AS OF NOVEMBER 21, 2006

WILMINGTON TRUST COMPANY

AS TRUSTEE

CITIBANK, N.A.

AS INITIAL AGENT

i

Section 12.09	Submission to Jurisdiction	73
Section 12.10	Judgment Currency	74
Section 12.11	No Adverse Interpretation of other Agreements	74
Section 12.12	No Recourse against Others	74
Section 12.13	No Security Interest Created	74
Section 12.14	Successors	74
Section 12.15	Multiple Counterparts	74
Section 12.16	Separability	74
Section 12.17	Table of Contents, Headings, etc	74

CROSS REFERENCE TABLE*

TIA Section	Indenture Section
Section 310	12.01
310(a)(1)	9.10
(a)(2)	9.10
(a)(3)	N.A.**
(a)(4)	N.A.
(a)(5)	9.10
(b)	9.10
(c)	N.A.
Section 311	12.01
311(a)	9.11
(b)	9.11
(c)	N.A.
Section 312	12.01
312(a)	N.A
(b)	12.03
(c)	12.03
Section 313	12.01
313(a)	9.06(a)
(b)(1)	N.A.
(b)(2)	9.06(a)
(c)	9.06(a)
Section 314	12.01
314(a)	6.02(a)
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	N.A.
(f)	N.A.
Section 315	12.01
315(a)	9.01(b)
(b)	9.05
(d)(1)	9.01(d)
(d)(2)	9.01(d)
(d)(3)	9.01(d)
(e)	8.11
Section 316	12.01
316(a)	N.A.
(b)	N.A.
(c)	N.A.
Section 317	12.01
Section 318(c)	12.01

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
**	N.A. means Not Applicable.

v

THIS INDENTURE dated as of November 21, 2006 is between China Medical Technologies, Inc., a company organized under the laws of the Cayman Islands (the “Company”), Wilmington Trust Company, a Delaware banking corporation (the “Trustee”) and Citibank, N.A., a national banking association (the “Initial Agent”).

In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company’s 3.50% Convertible Senior Subordinated Notes Due November 15, 2011.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Additional Interest” means the additional interest that will accrue at a rate per annum of one-quarter of one percent (0.25%) of the principal amount of the Securities then outstanding for the first 90-day period from the day following the occurrence of any of the following: (a) a Shelf Registration Statement (as defined in the Registration Rights Agreement) is not filed with the SEC on or before the 120th calendar day following November 21, 2006, (b) a Shelf Registration Statement is not declared effective on or prior to the 210th calendar day following November 21, 2006, (c) after effectiveness, the Shelf Registration Statement ceases to be effective or fails to be usable by the Holders without being succeeded within seven Business Days by a post-effective amendment or a report filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, that cures the failure to be effective or usable, or (d) the prospectus that makes up part of the Shelf Registration Statement is unusable by the Holders for any reason, and the number of days for which the Shelf Registration Statement shall not be usable exceeds the suspension period permitted under Section 2.5 of the Registration Rights Agreement. Additional Interest will accrue thereafter at a rate per annum of one-half of one percent (0.50%) of the principal amount of the Securities then outstanding; provided that in no event shall Additional Interest accrue at a rate per annum exceeding one half of one percent (0.50%) of the principal amount of the Securities then outstanding; provided further that no Additional Interest shall accrue after November 21, 2008. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

“ADSs” means the Company’s American Depositary Shares, each of which represents 10 Ordinary Shares (or the right to receive 10 Ordinary Shares).

“ADS Price” means the price paid, or deemed to be paid, per Ordinary Share in connection with a Fundamental Change, multiplied by the number of Ordinary Shares then represented by each ADS, as determined pursuant to Section 4.01(e).

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Transfer Agent, Authenticating Agent, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.

“Beneficial Ownership” means the definition such term is given in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

“Business Day” means any weekday that is not a day on which banking institutions in The City of New York are authorized or obligated to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Cash Settlement Averaging Period” means, in respect of a Conversion Date, the 20 consecutive Trading Day period beginning on the Trading Day following the Retraction Date.

“Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that does not include the legend or the schedule called for by footnote 1 thereof.

“Change of Control” means the occurrence of any of the following after the date hereof: (i) the acquisition by any Person of Beneficial Ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’ Capital Stock entitling that Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its subsidiaries or any of its employee benefit plans; or (ii) the consolidation or merger of the Company with or into any other Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another Person other than to one or more of the Company’s wholly-owned subsidiaries, provided that this clause (ii) shall not apply to (A) any transaction (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock and (y) pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after the transaction; or (B) any merger solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding Ordinary Shares solely into shares of common stock of the surviving entity. Notwithstanding anything to the contrary set forth herein, it will not otherwise constitute a Change of Control if 100% of the consideration for the Company’s shares (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting a Change of Control consists of securities which are traded on a U.S. national securities exchange or quoted on the Nasdaq Global Select Market, or which will be so traded or quoted when issued or exchanged in connection with the Change of Control, and as a result of such transaction or transactions the Securities become convertible solely into such securities; provided that, with respect to an entity organized under the laws of a jurisdiction outside the United States, such entity has a worldwide total market capitalization of its equity securities of at least three times the market capitalization of the Company before giving effect to the consolidation or merger.

“Closing Sale Price” means on any Trading Day, the reported closing sale price per ADS (or if no closing sale price is reported, the average of the closing bid and ask prices per ADS or, if more than one in either case, the average of the average closing bid and the average closing ask prices per ADS) on such date reported by the Nasdaq Global Select Market or, if the ADSs are not listed on the Nasdaq Global Select Market, as reported by the principal other United States national or regional securities exchange on which the ADSs are traded, or if the ADSs are not listed on a United States national or regional securities exchange, as reported by the principal other market on which the ADSs are then traded. In the absence of the foregoing, the Closing Sale Price per ADS shall be an amount as determined in good faith by the Board of Directors (which determination shall be conclusive to be the fair value of such ADSs) and shall be evidenced by an Officers’ Certificate delivered to the Trustee.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Conversion Price” per ADS as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Rate, rounded to the nearest cent.

“Conversion Rate” means the rate at which ADSs shall be delivered upon conversion, which rate shall be initially 31.0318 ADSs for each $1,000 principal amount of Securities, as adjusted from time to time pursuant to the provisions of this Indenture.

“Conversion Value” means, per $1,000 principal amount of Securities, an amount equal to the sum of the Daily Conversion Value Amounts for each of the Trading Days in the Cash Settlement Averaging Period.

“Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which initially will be the office of Wilmington Trust Company located at Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Capital Market Services.

“Daily ADS Amount” means, for each Trading Day of the Cash Settlement Averaging Period and for each $1,000 principal amount of Securities, the number of ADSs (but in no event less than zero) equal to (i) the amount of (a) the Closing Sale Price on such Trading Day multiplied by the Conversion Rate in effect on the Conversion Date, less (b) $1,000; divided by (ii) the Closing Sale Price on such Trading Day multiplied by 20.

“Daily Conversion Value Amount” means, for each Trading Day of the Cash Settlement Averaging Period and for each $1,000 principal amount of Securities, the amount equal to (i) the Closing Sale Price on such Trading Day multiplied by the Conversion Rate in effect on such Trading Day; divided by (ii) 20.

“Default” means, when used with respect to the Securities, any event that is or, after notice or passage of time, or both, would be, an Event of Default.

“Deposit Agreement” means the Deposit Agreement, dated as of August 9, 2005, by and among the Citibank, N.A., as ADS depositary, the Company, and the holders and beneficial owners of ADSs issued thereunder, as supplemented by the Letter Agreement.

“Designated Senior Indebtedness” means the Company’s obligations under any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall be “Designated Senior Indebtedness” for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness). If any payment made to any holder of any Designated Senior Indebtedness or its representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or representative of such holder upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Final Maturity Date” means November 15, 2011.

“Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading following the original issuance of the Securities.

“Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.

“Fundamental Change Purchase Price” of any Security, means 100% of the principal amount of the Security to be repurchased plus accrued and unpaid interest, if any, and Additional Interest, if any, to, but excluding, the Fundamental Change Repurchase Date.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Public Company Accounting Oversight Board and the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the legend and schedule called for in footnote 1 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication:

(1)	all indebtedness, obligations and other liabilities (contingent or otherwise) for borrowed money (including obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of our assets or to only a portion thereof) (other than any trade accounts payable or other accrued current expense or liabilities incurred in the ordinary course of business in connection with the obtaining of materials or services);

(2)	all reimbursement obligations and other liabilities (contingent or otherwise) with respect to letters of credit, bank guarantees, bankers’ acceptances;

(3)	all obligations and liabilities (contingent or otherwise)

(A)	in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on its balance sheet,

(B)	as lessee under other leases for facilities equipment (and related assets leased together therewith), whether or not capitalized, entered into or leased for financing purposes (as determined by such Person), or

(C)	under any lease or related document (including a purchase agreement) in connection with the lease of real property or improvements (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and all obligations under such lease or related document to purchase or to cause a third party to purchase such leased property (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP, including without limitation, synthetic leases);

(4)	all obligations (contingent or otherwise) with respect to an interest rate, currency or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(5)	all direct or indirect guarantees, agreements to be jointly liable or similar agreements in respect of, and obligations or liabilities (contingent or otherwise) to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kind described in clauses (1) through (4);

(6)	any indebtedness or other obligations described in clauses (1) through (5) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall be assumed by such Person; and

(7)	any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (6).

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are automatically deemed to be a part of this Indenture by operation of the TIA.

“Initial Agent” means Citibank, N.A., a national banking association.

“Initial Purchaser” means Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Interest Payment Date” means May 15 and November 15 of each year, commencing May 15, 2007.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Letter Agreement” means the Letter Agreement dated as of November 21, 2006 by and between the Company and Citibank, N.A., as ADS depositary.

“Master Restricted ADR” means the American Depositary Receipt issued pursuant to the terms of the Deposit Agreement to represent any Restricted ADSs issuable upon any conversion of the Securities.

“Officer” means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary, any Assistant Controller or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers; provided, however, that for purposes of Sections 4.11 and 6.03, “Officers’ Certificate” means a certificate signed by (a) the principal executive officer, principal financial officer or principal accounting officer of the Company and (b) one other officer.

“Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Ordinary Shares” means the ordinary shares, par value US$0.10 per share, of the Company, as such shares exist on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act or any other entity.

“Principal” or “principal” of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of November 21, 2006, between the Company and the Initial Purchaser, as amended from time to time in accordance with its terms.

“Regular Record Date” means, with respect to each Interest Payment Date, the May 1 or November 1, as the case may be, immediately preceding such Interest Payment Date.

“Resale Restriction Termination Date” means the date that is two (2) years after the final issuance of Securities under the Purchase Agreement.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust services department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted ADSs” means that series of ADSs that are subject to certain restrictions pursuant to and are issued in accordance with the terms and conditions of the Deposit Agreement.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Security” means a Security required to bear the restricted legend called for in footnote 2 thereof and in the form of Security annexed as Exhibit A.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

“SEC” means the Securities and Exchange Commission.

“Securities” means the up to $150,000,000 aggregate principal amount of 3.50% Convertible Senior Subordinated Notes due 2011, or any of them (each a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Registrar, as custodian with respect to the Securities in global form, or any successor thereto.

“Senior Indebtedness” means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the

Company, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing, unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is on the same basis or junior to the Securities. Senior Indebtedness does not include:

(1)	Indebtedness that expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is on the same basis or junior to the Securities;

(2)	any Indebtedness of the Company to any of its subsidiaries;

(3)	Indebtedness evidenced by the Securities; and

(4)	any obligation for federal, state, local or other taxes.

“Senior Subordinated Indebtedness” means, with respect to the Company, the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to have the same rank as the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness of the Company that is not Senior Indebtedness.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency within the control of such Person to satisfy) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Termination of Trading” means the termination (but not the temporary suspension) of trading of the ADSs, which will be deemed to have occurred if the ADSs are neither listed for trading on a United States national securities exchange nor approved for listing on the Nasdaq Global Select Market or any United States system of automated dissemination of quotations of securities prices, or traded in over-the-counter securities markets, and the Company’s Ordinary Shares are not so listed or approved for listing in the United States.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent that the Trust Indenture Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means any day on which the Nasdaq Global Select Market or, if the ADSs are not listed on the Nasdaq Global Select Market, the other principal United States national or regional securities exchange on which the ADSs are listed, is open for trading or, if the ADSs are not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Vice President” when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.02 Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.04
“Agent Members”	2.01
“Authenticating Agent”	2.02
“Bankruptcy Law”	8.01
“Business Combination”	4.10
“Company Order”	2.02
“Conversion Agent”	2.03
“Conversion Date”	4.02
“Conversion Retraction Period”	4.13
“DTC”	2.01
“DTC Legend”	2.01
“Depositary”	2.01
“Determination Date”	4.06
“Distributed Securities”	4.06
“Event of Default”	8.01
“Expiration Date”	4.06
“Expiration Time”	4.06
“Fundamental Change Company Notice”	3.01
“Fundamental Change Purchase Date”	3.01
“Fundamental Change Purchase Notice”	3.01
“Legal Holiday”	12.07
“Make Whole Premium”	4.01
“Notice of Default”	8.01
“Paying Agent”	2.03
“Payment Blockage Notice”	5.02
“Primary Registrar”	2.03
“Purchase Agreement”	2.01
“Purchased Shares”	4.06
“QIB”	2.01
“Receiver”	8.01
“record date”	4.06
“Registrar”	2.03
“Relevant Jurisdiction”	4.04
“Restricted Legend”	2.12
“Retraction Date”	4.13

Term	Defined in Section
“Rights”	4.06
“Rights Plan”	4.06
“Spinoff Securities”	4.06
“Spinoff Valuation Period”	4.06
“tender offer”	4.06
“Transfer Agent”	2.03
“Triggering Distribution”	4.06

Section 1.03 Trust Indenture Act Provisions.

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Holder of a Security;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04 Rules of Construction.

(a) Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) words in the singular include the plural, and words in the plural include the singular; provisions apply to successive events and transactions;

(4) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(5) the masculine gender includes the feminine and the neuter;

(6) references to agreements and other instruments include subsequent amendments thereto; and

(7) all “Article”, “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE SECURITIES

Section 2.01 Form and Dating. The Securities and the Authenticating Agent’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange or automated quotation system rule or regulation or usage. The Company shall provide any such notations, legends or endorsements to the Trustee and the Authenticating Agent in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement dated November 15, 2006 (the “Purchase Agreement”) among the Company and the Initial Purchaser, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

(a) Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBS” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the securities represented thereby with the Securities Custodian, as custodian for the depositary, The Depository Trust Company (“DTC”, and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Authenticating Agent as hereinafter provided. Subject to Section 2.02 hereof, the aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made on the records of the Securities Custodian, as custodian for the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee, any Agent and any other agent of the Company, the Trustee or the Agents as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee, any Agent or any agent of the Company, the Trustee or the Agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c) Book Entry Provisions. The Company shall execute and the Authenticating Agent shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Authenticating Agent to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends (the “DTC Legend”) substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.02 Execution and Authentication.

(a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $150,000,000 aggregate principal amount, except as provided in Sections 2.06 and 2.07.

(b) An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Authenticating Agent.

(c) If an Officer whose signature is on a Security no longer holds that office at the time the Authenticating Agent authenticates the Security, the Security shall be valid nevertheless.

(d) A Security shall not be valid until an authorized signatory of the Authenticating Agent by manual or facsimile signature signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(e) The Authenticating Agent shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $150,000,000 aggregate principal amount upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The initial Company Order shall specify the amount of Securities to be authenticated, shall provide that all such securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated.

(f) Upon receipt of a Company Order, the Authenticating Agent shall authenticate Securities not bearing the Restricted Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in Section 2.12.

(g) Citibank, N.A. shall act as the initial authenticating agent (the “Authenticating Agent”).

(h) The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.03 Registrar, Transfer Agent, Paying Agent and Conversion Agent.

(a) The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Transfer Agent”), one or more offices or agencies where the register of Securities and their transfer and exchange shall be kept (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Transfer Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. The Company shall provide written notice to the Trustee of any Agent that is not also the Trustee. The term Registrar includes any co-Registrar; the term Paying Agent includes any additional Paying Agent; the term Transfer Agent includes any co-Transfer Agent; and the term Conversion Agent includes any additional Conversion Agents.

(b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee or the Initial Agent. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Transfer Agent, Paying Agent, Conversion Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.01 and Article 10).

(c) The Company hereby initially designates Citibank, N.A. as Paying Agent, Transfer Agent, Registrar, Securities Custodian and Conversion Agent, and designates the Corporate Trust Office of the Trustee as an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture shall be served.

Section 2.04 Paying Agent to Hold Money in Trust.

(a) Prior to 12:00 p.m. (noon), New York City time, on the Business Day prior to each due date of the payment of principal of, or interest on, any Securities, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due. Subject to Section 9.02, a Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 12:00 p.m.(noon), New York City time, on each due date of the principal of, or interest on, any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

(b) The Paying Agent will not be liable to the Company or any Holder or owner of a beneficial interest in the Securities for interest on funds deposited with it, except as agreed in writing with the Company.

Section 2.05 Lists of Holders of Securities. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. If the Initial Agent is not the Registrar, the Company shall furnish to the Trustee and the Initial Agent on or before each Interest Payment Date and at such other times as the Trustee or the Initial Agent may request in writing, a list in such form and as of such date as the Trustee or the Initial Agent may reasonably require of the names and addresses of Holders of Securities.

Section 2.06 Transfer and Exchange.

(a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Transfer Agent with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Transfer Agent shall make the exchange as requested and the Registrar shall register the transfer or exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and completed in a manner satisfactory to the Transfer Agent and the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Authenticating Agent shall authenticate Securities of a like aggregate principal amount at the Transfer Agent’s request. Any exchange or transfer shall be without charge, except that the Company or the Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 3.05, 4.02(e) or 11.05.

(b) Neither the Company, any Registrar, the Transfer Agent nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

(c) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(d) Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee and each Agent such information as the Trustee or such Agent may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e) Each Holder of a Security agrees to indemnify and hold harmless the Company, each Agent and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(f) Neither the Trustee nor any Agent shall have an obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Replacement Securities.

(a) If any mutilated Security is surrendered to the Company, a Transfer Agent, a Registrar or the Trustee, and the Company, a Transfer Agent, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Transfer Agent and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Transfer Agent or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon the Company’s written request the Authenticating Agent shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b) If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, or converted pursuant to Article 4, the Company in its discretion may, instead of issuing a new Security, pay, purchase or convert such Security, as the case may be.

(c) Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

(d) Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(e) The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08 Outstanding Securities.

(a) Securities outstanding at any time are all Securities authenticated by the Authenticating Agent, except for those canceled by it, those purchased pursuant to Article 3, those converted pursuant to Article 4, those accepted by the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

(b) If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

(c) If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of the outstanding Securities on the Business Day following a Fundamental Change Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof)

payable on that date, then on and after such Fundamental Change Purchase Date or Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and cash interest on them shall cease to accrue.

(d) Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.09 Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee with responsibility for this Indenture actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee or an Agent, as applicable, the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor. If the pledgee’s right to so act is in dispute the Trustee or the applicable Agent may rely on the advice of counsel or an Officer’s Certificate and shall have no liability for actions taken in reliance thereon.

Section 2.10 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Authenticating Agent shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Authenticating Agent shall authenticate and deliver definitive Securities in exchange for temporary Securities.

Section 2.11 Cancellation. The Company at any time may deliver Securities to the Transfer Agent for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Transfer Agent or its agent any Securities surrendered to them for transfer, exchange, purchase, payment or conversion. The Transfer Agent and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, purchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures or deliver the canceled Securities to the Company. All Securities which are purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date pursuant to Article 3 shall be delivered to the Transfer Agent for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4.

Section 2.12 Restricted Legend; Additional Transfer and Exchange Requirements.

(a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the restricted legend set forth on the form of Securities attached as Exhibit A and called for by footnote 2 thereof (the “Restricted

Legend”), or if a request is made to remove the Restricted Legend on a Security, the Securities so issued shall bear the Restricted Legend, or the Restricted Legend shall not be removed, as the case may be, unless (i) the requested transfer is after the Resale Restriction Termination Date, (ii) there is delivered to the Company, the Trustee, the Transfer Agent and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company, the Trustee, the Transfer Agent or such Registrar, as may be reasonably required by the Company, the Trustee, the Transfer Agent and the Registrar, that neither the Restricted Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act, or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar and the Transfer Agent a notice in the form of Exhibit B hereto. Upon effectiveness, under the Securities Act, of the “Shelf Registration Statement” (as defined in the Registration Rights Agreement), the Company shall deliver to the Trustee and the Agents a notice of effectiveness, a Global Security or Securities which does not bear the Restricted Legend, an authentication order in accordance with Section 2.02 and an Opinion of Counsel in the form of Exhibit C hereto, and, if required by the Depositary, the Company shall deliver to the Depositary a letter of representations in a form reasonably acceptable to the Depositary. Upon the effectiveness of any post-effective amendment to the “Shelf Registration Statement” and upon the effectiveness, under the Securities Act of any subsequent Shelf Registration Statement related to the Securities, the Company shall deliver to the Trustee and the Agents a notice of effectiveness and an Opinion of Counsel in the form of Exhibit C hereto. Upon any sale, pursuant to a Shelf Registration Statement, of a beneficial interest in a Global Security that theretofore constituted a Restricted Security and delivery of appropriate evidence thereof to the Trustee and the Agents, and upon any sale or transfer of a beneficial interest in connection with which the Restricted Legend will be removed in accordance with this Indenture, the appropriate Agent shall increase the principal amount of the Global Security that does not constitute a Restricted Security by the principal amount of such sale or transfer and likewise reduce the principal amount of the Global Security that does constitute a Restricted Security. The Trustee and the Agents shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

(b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

(c) Subject to Section 2.12(b) and in compliance with Section 2.12(d), every Security shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

As used in Sections 2.12(c), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(d) The provisions below shall apply only to Global Securities:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this Indenture.

(2) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a “clearing agency,” or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to subclause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided further that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(3) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Registrar is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Securities Custodian. Upon any such surrender or adjustment, the Authenticating Agent shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(4) Subject to Section 2.01(b), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(5) In the event of the occurrence of the events specified in clause (2) of this Section 2.12(d), the Company will promptly make available to the Transfer Agent a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(6) At such time as all interests in a Global Security have been converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Transfer Agent in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.11 of this Indenture. At any time prior to such cancellation, if any interest in a Global Security is converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Securities Custodian, at the direction of the Transfer Agent, to reflect such reduction.

Section 2.13 CUSIP Numbers. The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee and the Agents shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee and the Agents of any change in the “CUSIP” numbers.

ARTICLE 3

PURCHASE

Section 3.01 Purchase of Securities at Option of the Holder upon a Fundamental Change.

(a) If a Fundamental Change occurs prior to the Final Maturity Date, each Holder of a Security shall have the right, at the option of the Holder, to require the Company to repurchase for cash all or any portion of the Securities of such Holder equal to $1,000 principal amount (or an integral multiple thereof) at the Fundamental Change Purchase Price, on the date that is not less than 30 days nor more than 45 days after the date of the Fundamental Change Company Notice pursuant to subsection 3.01(b) (the “Fundamental Change Purchase Date”).

(b) As soon as practicable following the announcement of a Fundamental Change, but in no event later than 3 Trading Days prior to the anticipated Fundamental Change

Effective Date, the Company shall mail a written notice of the Fundamental Change and of the resulting repurchase right to the Trustee, Paying Agent and to each Holder (and to beneficial owners as required by applicable law) (the “Fundamental Change Company Notice”). The Fundamental Change Company Notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state:

(1) the events causing such Fundamental Change;

(2) the date (or expected date) of such Fundamental Change;

(3) the last date by which the Fundamental Change Purchase Notice must be delivered to elect the repurchase option pursuant to this Section 3.01;

(4) the Fundamental Change Purchase Date;

(5) the Fundamental Change Purchase Price;

(6) the Holder’s right to require the Company to purchase the Securities;

(7) the name and address of each Paying Agent and Conversion Agent;

(8) the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change;

(9) the procedures that the Holder must follow to exercise rights under Article 4 and that Securities as to which a Fundamental Change Purchase Notice has been given may be converted into ADSs pursuant to Article 4 of this Indenture only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(10) the procedures that the Holder must follow to exercise rights under this Section 3.01;

(11) the procedures for withdrawing a Fundamental Change Purchase Notice;

(12) that, unless the Company fails to pay such Fundamental Change Purchase Price, Securities covered by any Fundamental Change Purchase Notice will cease to be outstanding and interest and Additional Interest, if any, will cease to accrue on and after the Fundamental Change Purchase Date; and

(13) the CUSIP number of the Securities.

At the Company’s request, the Trustee shall give such Fundamental Change Purchase Notice in the Company’s name and at the Company’s expense; provided, that, in all cases, the text of such Fundamental Change Purchase Notice shall be prepared by the Company. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.

(c) A Holder may exercise its rights specified in Section 3.01(a) upon delivery of a written notice (which shall be in substantially the form attached as Exhibit A under the heading “Fundamental Change Purchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to the Company or any Paying Agent at any time prior to the close of business in the City of New York on the Business Day next preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law.

(1) The Fundamental Change Purchase Notice shall state: (A) the certificate number (if such Security is held other than in global form) of the Security which the Holder will deliver to be purchased (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Security which the Holder will deliver to be purchased and (C) that such Security shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

(2) The delivery of a Security for which a Fundamental Change Purchase Notice has been timely delivered to any Paying Agent and not validly withdrawn prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

(3) The Company shall only be obliged to purchase, pursuant to this Section 3.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000 (provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security).

(4) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business in the City of New York on the Business Day prior to the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02.

(5) A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

(6) Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

Section 3.02 Effect of Fundamental Change Purchase Notice.

(a) Upon receipt by any Paying Agent of a properly completed Fundamental Change Purchase Notice from a Holder, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in Section 3.02(b)) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security, subject to the occurrence of the Fundamental Change Effective Date and an absence of an Event of Default, or a continuation thereof (other than a Default in the payment of the Fundamental Change Purchase Price). Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (1) the Fundamental Change Purchase Date (provided that the conditions in Section 3.01 have been satisfied) and (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.01(c). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into ADSs pursuant to Article 4 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Section 3.02(b) with respect to the Securities to be converted.

(b) A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered by other means in accordance with the Applicable Procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business in the City of New York on the Business Day immediately prior to the Fundamental Change Purchase Date, specifying (1) the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (2) if certificated Securities have been issued, the certificate number of the Security being withdrawn in whole or in withdrawable part (or if the Securities are not certificated, such written notice must comply with the Applicable Procedures) and (3) the portion of the principal amount of the Security that will remain subject to the Fundamental Change Purchase Notice, which portion must be a principal amount of $1,000 or an integral multiple thereof.

Section 3.03 Deposit of Fundamental Change Purchase Price.

(a) On or before 12:00 p.m. (noon) New York City time on the Business Day following the applicable Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on or after such Fundamental Change Purchase Date), sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of such Fundamental Change Purchase Date.

(b) If a Paying Agent or the Trustee holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Purchase Price of any Security for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Business Day following the applicable Fundamental Change Purchase Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent or the Trustee, and interest shall cease to accrue, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Fundamental Change Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities repurchased on or as soon as practicable after the Fundamental Change Purchase Date.

(c) The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture.

(d) If a Fundamental Change Purchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

Section 3.04 Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.03 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

Section 3.05 Securities Purchased in Part. Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Purchase Date, the Company shall execute and the Authenticating Agent shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.06 Compliance with Securities Laws upon Purchase of Securities. In connection with any offer to purchase of Securities under Section 3.01, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), and any other tender offer rules, if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.01 through 3.04 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.

Section 3.07 Purchase of Securities in Open Market. The Company may repurchase Securities in the open market, by tender at any price or by negotiated transactions. The Company may surrender any Security purchased by the Company pursuant to this Article 3 to the Transfer Agent for cancellation. Any securities surrendered to the Transfer Agent for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.11.

ARTICLE 4

CONVERSION

Section 4.01 Conversion Privilege and Conversion Rate.

(a) Subject to and upon compliance with the provisions of this Article 4, at the option of the Holder thereof, any Security or portion thereof that is an integral multiple of $1,000 principal amount may be converted into fully paid and non-assessable ADSs (calculated as to each conversion to the nearest 1/100th of an ADS) of the Company at any time prior to the close of business on the Business Day immediately preceding the Final Maturity Date or such earlier date set forth in this Article 4, unless purchased by the Company at the Holder’s option, at the Conversion Rate in effect at such time, determined as hereinafter provided. Upon conversion of a Security pursuant to the provisions of this Article 4, in lieu of delivering ADSs, the Company may, pursuant to Section 4.13, satisfy its conversion obligations hereunder with cash or a combination of cash and ADSs.

(b) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(c) A Holder of Securities is not entitled to any rights of a holder of ADSs until such Holder has converted its Securities into ADSs, and only to the extent such Securities are deemed to have been converted into ADSs pursuant to this Article 4.

(d) The Conversion Rate shall be adjusted in certain instances as provided in Section 4.01(e) and Section 4.06.

(e) If there shall have occurred a Fundamental Change, the Company shall pay a “Make Whole Premium” to the Holders of the Securities who convert their Securities during the period beginning 10 Trading Days before the date the Company announces as the anticipated Fundamental Change Effective Date and ending at the close of business on the Trading Day immediately preceding the Fundamental Change Purchase Date by issuing additional ADSs for such Securities. The number of additional ADSs per $1,000 principal amount of Securities constituting the Make Whole Premium shall be determined by the Company by reference to the table below, based on the Fundamental Change Effective Date and the ADS Price of such Fundamental Change; provided that if the ADS Price or Fundamental Change Effective Date are not set forth on the table: (i) if the actual ADS Price on the Fundamental Change Effective Date is between two ADS Prices on the table or the actual Fundamental Change Effective Date is between two Fundamental Change Effective Dates on the table, the Make Whole Premium will be determined by a straight-line interpolation between the Make Whole Premiums set forth for the two ADS Prices and the two Fundamental Change Effective Dates on the table based on a 365-day year, as applicable, (ii) if the ADS Price on the Fundamental Change Effective Date exceeds $100.00 per ADS, subject to adjustment as set forth herein, no Make Whole Premium will be paid, and (iii) if the ADS Price on the Fundamental Change Effective Date is less than $25.78 per ADS, subject to adjustment as set forth herein, no Make Whole Premium will be paid. If Holders of Ordinary Shares receive only cash in the Fundamental Change, the ADS Price shall be the cash amount paid per Ordinary Share in connection with the Fundamental Change, multiplied by the number of Ordinary Shares then represented by each ADS. Otherwise, the ADS Price shall be equal to the average Closing Sale Prices of the ADSs for each of the 10 Trading Days immediately preceding, but not including, the applicable Fundamental Change Effective Date.

Make Whole Premium upon a Fundamental Change

(Number of Additional ADSs) Effective Date

ADS Price	November 21, 2006	November 15, 2007	November 15, 2008	November 15, 2009	November 15, 2010	November 15, 2011
$25.78	7.7579	7.7579	7.7579	7.7579	7.7579	0.0000
$27.50	6.8579	6.3793	5.8868	5.3930	4.9558	0.0000
$30.00	5.8540	5.3049	4.7017	4.0284	3.2360	0.0000
$35.00	4.5348	3.9507	3.2865	2.5098	1.5322	0.0000
$40.00	3.7320	3.1768	2.5463	1.8199	0.9566	0.0000
$45.00	3.1981	2.6899	2.1168	1.4727	0.7533	0.0000
$50.00	2.8212	2.3537	1.8451	1.2764	0.6588	0.0000
$55.00	2.5409	2.1148	1.6554	1.1443	0.5951	0.0000
$60.00	2.3157	1.9262	1.5070	1.0429	0.5447	0.0000
$65.00	2.1305	1.7714	1.3866	0.9603	0.5027	0.0000
$70.00	1.9744	1.6413	1.2853	0.8908	0.4667	0.0000
$75.00	1.8406	1.5299	1.1985	0.8309	0.4355	0.0000
$100.00	1.3773	1.1443	0.8977	0.6220	0.3265	0.0000

The ADS Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted. The adjusted ADS Prices will equal the ADS Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the ADS Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional ADSs set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 4.06 hereof, other than as a result of an adjustment of the Conversion Rate by adding the Make Whole Premium as described above.

Notwithstanding the foregoing paragraph, in no event will the total number of ADSs issuable upon conversion of a Security exceed 38.7897 per $1,000 principal amount of Securities, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in clauses (1) through (4) of Section 4.06(a) hereof.

The additional ADSs issuable pursuant to this Section 4.01(e) shall be delivered upon the later of (i) the settlement date for the conversion and (ii) promptly following the Fundamental Change Effective Date.

(f) By delivering to the depositary under the Deposit Agreement the number of Ordinary Shares represented by the ADSs issuable on conversion of the Securities and/or cash in lieu of such Ordinary Shares, together with any cash payment for such Holder’s fractional ADSs, if any, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Securities so converted and its obligation to pay accrued and unpaid interest, and Additional Interest, if any, attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).

(g) The Trustee and the Paying Agent may conclusively rely on the Company’s calculations of the Make Whole Premium.

(h) If the Company’s ADS facility maintained with the ADS depositary pursuant to the terms of the Deposit Agreement is terminated for any reason, but does not constitute a Termination of Trading because the Ordinary Shares are then listed for trading on a U.S. national securities exchange or approved for listing on the Nasdaq Global Select Market or any U.S. system of automated dissemination of quotations of securities prices, or traded in over-the-counter securities markets, the Securities shall become convertible into, at the discretion of the Company, cash, Ordinary Shares or a combination of Ordinary Shares. In all such case, all reference to ADSs in this Indenture shall be deemed to refer to Ordinary Shares, all references to the Closing Sale Price of the ADSs will be deemed to refer to the Closing Sale Price of the Ordinary Shares, and other appropriate adjustments will be made hereunder to reflect such change. If the ADS facility maintained with the ADS depositary pursuant to the terms of the Deposit Agreement is terminated for any reason and such event does constitute a Termination of Trading, then the provisions of Section 3.01 and Section 4.01(e) of this Indenture shall apply.

Section 4.02 Conversion Procedure.

(a) To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security, copies of which will be available from the Conversion Agent and deliver a copy of such notice by facsimile with an original to follow to the Conversion Agent, (2) surrender the Security to the Conversion Agent either at its principal corporate office if the Security has been certificated or by means of electronic book entry transfer, (3) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, (4) if required, deliver interest as set forth in Section 4.02(c) to the Conversion Agent, (5) if required, furnish to the ADS depositary written acknowledgements, certification and agreements in connection with the issuance of ADSs by the ADS depositary upon deposit of Ordinary Shares, (6) pay to the appropriate authorities all transfer or similar taxes, if required pursuant to Section 4.04 and (7) prior to the issuance of ADSs, pay the applicable fees of the ADS depositary as described under the Deposit Agreement. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” Upon the conversion of a Security, the Company will pay the cash and/or deliver the requisite documentation and the Ordinary Shares to the depositary for the ADS facility, as applicable, as promptly as practicable after the later of the Conversion Date and the date that all calculations necessary to make such payment and delivery have been made, but in no event later than five Business Days after the later of those dates. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

(b) The ADS depositary shall be deemed to be a holder of record of Ordinary Shares deposited upon conversion on the Conversion Date; provided, however, that no surrender of a Security on any Conversion Date when the share transfer books of the Company shall be closed shall be effective to constitute the ADS depositary entitled to receive the Ordinary Shares deposited upon conversion as the record holder of such Ordinary Shares on such date, but such surrender shall be effective to constitute such ADS depositary entitled to receive such Ordinary Shares as the record holder thereof for all purposes at the close of business on the next succeeding day on which such share transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the share transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on the Ordinary Shares represented by ADSs issued upon conversion of a Security prior to the issuance of such shares.

(c) Holders of Securities surrendered for conversion (in whole or in part) at the close of business on any Regular Record Date will receive the interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion of such Securities at any time after the close of business on the applicable Regular Record Date. However, upon surrender of any such Securities for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date, unless (1) such Securities have been surrendered for conversion following the Regular Record Date immediately preceding the Final Maturity Date, (2) the Company has specified a Fundamental Change Purchase Date that falls on or after a Regular Record Date and on or prior to the corresponding Interest Payment Date, or (3) to the extent of overdue interest, if any, which exists at the time of the Conversion with respect to such Security, such Securities shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date. Except as otherwise provided in this Section 4.02(c), no payment or adjustment will be made for accrued interest on a converted Security.

(d) Subject to Section 4.02(c), nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture, the Securities and the Registration Rights Agreement. If a Holder converts more than one Security at the same time, the number of ADSs issuable upon the conversion, if any, (and the amount of any cash in lieu of fractional shares pursuant to Section 4.03) shall be based on the aggregate principal amount of all Securities so converted.

(e) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Authenticating Agent shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the, and in exchange for, unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

Section 4.03 Fractional Shares. The Company will not issue fractional ADSs or securities representing fractional ADSs upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full ADSs that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional ADSs, the Company will pay an amount in cash for the current market value of the fractional ADSs. The current market value of a fractional ADS shall be determined by multiplying the average of the Closing Sale Price of the ADS on the Trading Day immediately preceding the Conversion Date by such fractional ADS and rounding the product to the nearest whole cent.

Section 4.04 Taxes on Conversion; Additional Amounts. If a Holder converts a Security, the Holder shall pay any documentary, transfer, stamp or similar taxes or duties related to the issue or delivery of ADSs upon such conversion. The Holder shall also pay any such tax with respect to cash received in lieu of fractional ADSs. In addition, the Holder shall pay any such tax which is due because the Holder requests the ADSs to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver any certificate, if applicable, representing the ADS being issued in a name other than the Holder’s name until the Conversion Agent receives certification that all taxes due including any tax which will be due because the ADSs are to be issued in a name other than the Holder’s name have been paid. Nothing herein shall preclude any tax withholding required by law or regulation within any jurisdiction in which the Company or any successor are organized or resident for tax purposes (each, as applicable, a “Relevant Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the effect of law. In the event that any such withholding or deduction is so required, the Company shall pay to the Holder of each Security such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the Holder after such withholding or deduction (and after deducting any taxes on the Additional Amounts) shall equal the amounts which would have been received by such Holder had no such withholding or deduction been required, except that no Additional Amounts shall be payable:

(a) for or on account of:

(1) any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(A) the existence of any present or former connection between the Holder or beneficial owner of such Security, and the Relevant Jurisdiction other than merely holding such Security or the receipt of payments thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(B) the presentation of such Security (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of, premium, if any, and interest on, such Security became due and payable pursuant to the terms thereof or was made or duly provided for; or

(C) the failure of the Holder or beneficial owner to comply with a timely request from the Company or any successor, addressed to the Holder or beneficial owner, as the case may be, to provide information concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required by law, regulation or administrative practice of the Relevant Jurisdiction to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder;

(2) any estate, inheritance, gift, sale, transfer, capital gains, excise, personal property or similar tax, assessment or other governmental charge;

(3) any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments under or with respect to the Securities; or

(4) any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (1), (2) or (3); or

(b) with respect to any payment of the principal of, or premium, if any, or interest on, such Security to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof.

Whenever there is mentioned in any context the payment of principal of, and any premium or interest on, any Security, such mention shall be deemed to include payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 4.05 Company to Provide Shares.

(a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued share capital, a sufficient number of Ordinary Shares to be represented by ADSs to permit the conversion of all outstanding Securities into ADSs.

(b) All Ordinary Shares delivered to the ADS depositary for issuance of the ADSs by such depositary upon conversion of the Securities shall be newly issued Ordinary Shares, and such Ordinary Shares and ADSs shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

(c) The Company will endeavor promptly to comply with all foreign, United States federal and state securities laws regulating the offer and delivery of Ordinary Shares represented by ADSs upon conversion of Securities.

Section 4.06 Adjustment of Conversion Rate.

(a) The Conversion Rate shall be adjusted from time to time by the Company as follows; provided that to the extent that the number of Ordinary Shares represented by each ADS is changed, appropriate adjustments to the Conversion Rate adjustments made herein (which may include ignoring such provision, if appropriate) will be made to reflect such change:

(1) If the Company shall pay a dividend or make a distribution to all holders of outstanding Ordinary Shares in Ordinary Shares, the Conversion Rate in effect immediately prior to the record date for the determination of shareholders entitled to receive such dividend or other distribution shall be increased so that the same shall equal the rate determined by the Company according to the following formula:

Adjusted Conversion Rate	=	CR	x	OSO + DS
OSO

Where:

CR	=	the Conversion Rate in effect immediately prior to such record date;

OSO	=	the number of Ordinary Shares outstanding at the close of business on such record date;

DS	=	the total number of Ordinary Shares constituting such dividend or other distribution

Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such record date. If any dividend or distribution of the type described in this clause is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(2) If the Company shall subdivide its outstanding Ordinary Shares into a greater number of shares, or combine its outstanding Ordinary Shares into a smaller number of shares, the Conversion Rate in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Ordinary Shares, proportionately increased and, in the case of a combination of Ordinary Shares, proportionately reduced according to the following formula:

Adjusted Conversion Rate	=	CR	x	OSO +/- ASN
OSO

Where:
CR	=	the Conversion Rate in effect immediately prior to such record date;

OSO	=	the number of Ordinary Shares outstanding at the close of business on such record date;

ASN	=	adjusted share number equaling the number of additional Ordinary Shares as a result of such subdivision or the total number of decreased Ordinary Shares as a result of such combination, as applicable Such adjustment shall be made successively whenever any such subdivision or combination of the Ordinary Shares occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.

(3) If the Company shall issue rights or warrants to all holders of its outstanding Ordinary Shares entitling them (for a period expiring within 60 days after such issuance) to subscribe for or purchase Ordinary Shares (or securities convertible into Ordinary Shares) at a price per Ordinary Share (or having a conversion price per share) less than one-tenth of the average Closing Sale Price of the ADSs for the five consecutive Trading Days immediately preceding the first public announcement of the issuance of such (as determined in accordance with clause (9) of this Section 4.06(a)) rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined according to the following formula:

Adjusted Conversion Rate	=	CR	x	OSO + AOS
OSO + SOS

Where:

CR	=	the Conversion Rate in effect immediately prior to the date of the first public announcement of such issuance;

OSO	=	the number of Ordinary Shares outstanding at the close of business on such date;

AOS	=	the number of additional Ordinary Shares that such rights or warrants entitle holders thereof to subscribe for or purchaser (or into which such convertible securities are convertible);

SOS	=	the number of shares which the aggregate offering price of the total number of Ordinary Shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered for subscription or purchase, which shall be determined by multiplying the number of Ordinary Shares issuable upon conversion of such convertible securities by the conversion price per Ordinary Share pursuant to the terms of such convertible securities) would purchase at one-tenth of the average Closing Sale Price of the ADSs for five consecutive Trading Days immediately preceding the first public announcement of the issuance.

Such adjustment shall be made successively whenever any such rights or warrants (or convertible securities) are issued, and shall become effective immediately after such date. To the extent that Ordinary Shares (or securities convertible into Ordinary Shares) are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Ordinary Shares (or securities convertible into Ordinary Shares) actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the shareholders to subscribe for or purchase Ordinary Shares at a price less than one-tenth of the average Closing Sale Price of the ADSs for the 5 consecutive Trading Days immediately preceding the first public announcement of the issuance and in determining the aggregate offering price of the total number of Ordinary Shares so offered, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(4) If the Company shall make a dividend or other distribution to all holders of its Ordinary Shares, other than Ordinary Shares, or evidences of indebtedness or other assets of the Company, including securities (excluding (x) any issuance of rights or warrants for which an adjustment was made pursuant to Section 4.06(a)(3), (y) dividends or distributions in connection with a reclassification, change, consolidation, merger, combination, liquidation, dissolution, winding up, sale or conveyance resulting in a change in the conversion consideration pursuant to Section 4.10, or pursuant to any Rights Plan or (z) any dividend or distribution paid exclusively in cash for which an adjustment was made pursuant to Section 4.06(a)(6)) (the “Distributed Securities”), then in each such case (unless the Company distributes such Distributed Securities for distribution to the Holders of Securities on such dividend or distribution date as if each Holder had converted such Security into ADSs immediately prior to the record date with respect to such distribution) the Conversion Rate in effect immediately prior to the record date fixed for the determination of shareholders entitled to receive such dividend or distribution shall be adjusted so that the same shall equal the rate determined according to the following formula:

Adjusted Conversion Rate	=	CR	x	0.10 x CMP
(0.10 x CMP) – FMV

Where:

CR	=	the Conversion Rate in effect immediately prior to such record date;

CMP	=	Current Market Price per ADS on such record date;

FMV	=	the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officer’s Certificate delivered to the Trustee) on such record date of the portion of the Distributed Securities so distributed applicable to one Ordinary Share (determined on the basis of the number of Ordinary Shares outstanding at the close of business on such record date).

Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one Ordinary Share is equal to or greater than one-tenth of the average Closing Sale Price per ADS for the five consecutive Trading Days immediately preceding such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of Distributed Securities so distributed that such Holder would have received had such Holder converted each Security on such record date. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.06(a)(4) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average Closing Sale Price of the ADSs.

Notwithstanding the foregoing, if the securities distributed by the Company to all holders of its Ordinary Shares consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (the “Spinoff Securities”), the Conversion Rate shall be adjusted, unless the Company makes an equivalent distribution to the Holders of the Securities, so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the sum of (A) one-tenth of the average Closing Sale Price of one ADS over the twenty consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which ex-dividend trading commences for such distribution on the Nasdaq Global Select Market or such other U.S. national or regional exchange or market on which the ADSs are then listed or quoted and (B) the average of one-tenth of the Closing Sale Prices over the Spinoff Valuation Period of the Spinoff Securities multiplied by the number of Spinoff Securities distributed in respect of one Ordinary Share and the denominator of which shall be one-tenth of the average Closing Sale Price of one ADS over the Spinoff Valuation Period, such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which ex-dividend trading commences; provided, however, that the Company may in lieu of the foregoing adjustment elect to make adequate provision so that each Holder of Securities shall have the right to receive upon conversion thereof the amount of such Spinoff

Securities that such Holder of Securities would have received if such Securities had been converted on the record date with respect to such distribution.

(5) With respect to any rights or warrants (the “Rights”) that may be issued or distributed pursuant to any rights plan of the Company currently in effect or that the Company implements after the date of this Indenture (a “Rights Plan”), or if the Company’s current Rights Plan is still in effect, in lieu of any adjustment required by any other provision of this Section 4.06 upon conversion of the Securities into ADSs, to the extent that such Rights Plan is in effect upon such conversion, the Holders of Securities will receive, with respect to the ADSs (or the Ordinary Shares represented thereby) issued upon conversion, the Rights described therein (whether or not the Rights have separated from the ADSs (or the Ordinary Shares represented thereby) at the time of conversion), subject to the limitations set forth in and in accordance with any such Rights Plan; provided that in the case of the Company’s current Rights Plan or a future Rights Plan to the extent applicable, if, at the time of conversion, however, the Rights have separated from the ADSs (or the Ordinary Shares represented thereby) in accordance with the provisions of the Rights Plan so that Holders would not be entitled to receive any rights in respect of the ADSs issuable upon conversion of the Securities as a result of the timing of the Conversion Date, the Conversion Rate will be adjusted as if the Company distributed to all holders of ADSs Distributed Securities constituting such rights as provided in the first paragraph of clause (4) of this Section 4.06(a), subject to appropriate readjustment in the event of the expiration, termination, repurchase or redemption of the Rights. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 4.06(a). Other than as specified in this clause (5) of this Section 4.06(a), there will not be any adjustment to the Conversion Rate as the result of the issuance of any Rights, the distribution of separate certificates representing such Rights, the exercise or redemption of such Rights in accordance with any Rights Plan or the termination or invalidation of any Rights.

(6) If the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all holders of its Ordinary Shares a payment consisting exclusively of cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) the Conversion Rate shall be increased so that the same shall equal the rate determined according to the following formula:

Adjusted Conversion Rate	=	CR	x	0.10 x CMP
(0.10 x CMP) - FMV

Where:

CR	=	the Conversion Rate in effect immediately prior to the close of business on the record date for such Triggering Distribution (a “Determination Date”);

CMP	=	Current Market Price per ADS on such Determination Date;

CD	=	the amount of such cash dividend or distribution applicable to one Ordinary Share (determined on the basis of the number of Ordinary Shares outstanding at the close of business on the Determination Date).

Such increase is to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. If the amount of cash dividend or distribution applicable to one Ordinary Share is equal to or greater than one-tenth of the average Closing Sale Price per ADS for the 5 consecutive Trading Days immediately preceding the Determination Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Security shall have the right to receive upon conversion the amount of cash so distributed that such Holder would have received had such Holder converted each Security on such Determination Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such divided or distribution had not been declared.

(7) If any tender offer made by the Company or any of its Subsidiaries for all or any portion of their Ordinary Shares shall expire, then, if the tender offer shall require the payment to shareholders of consideration per Ordinary Share having a fair market value (determined as provided below) that exceeds one-tenth of the Closing Sale Price per ADS on the Trading Day next succeeding the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (A) the fair market value of the aggregate consideration (the fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officer’s Certificate delivered to the Trustee and the Conversion Agent) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (B) the product of the number of Ordinary Shares outstanding (less any Purchased Shares) at the Expiration Time and one-tenth of the Closing Sale Price per ADS on the Trading Day next succeeding the Expiration Date and the denominator of which shall be the product of the number of Ordinary Shares outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by one-tenth of the Closing Sale Price per ADS on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased, if any. If the application of this clause (7) of Section 4.06(a) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this clause (7).

(8) For purposes of this Section 4.06, the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(9) For purposes of any computation of average Closing Sale Prices under this Section 4.06, if

(A)(the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 4.06(a) (1), (2), (3), (4), (5), (6) or (7) occurs during such 5 consecutive Trading Days, the Closing Sale Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by dividing such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;

(B) the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 4.06(a) (1), (2), (3), (4), (5), (6) or (7) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and

(C) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to the immediately preceding clause (A) or (B) of this Section 4.06(a)(9), the Closing Sale Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 4.06(a)(4) or (7), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one ADS as of the close of business on the day before such “ex” date.

For purposes of any computation under Section 4.06(a)(7), if the “ex” date for any event (other than the tender offer that is the subject of the adjustment pursuant to Section 4.06(a)(7)) that requires an adjustment to the Conversion Rate pursuant to Section 4.06(a)(1), (2), (3), (4), (5) or (6) occurs on the date of the Expiration Time for the tender or exchange offer requiring such computation or on the Trading Day next following the Expiration Time, the Closing Sale Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this Section 4.06(a)(9) the term “ex” date, when used:

(A) with respect to any issuance or distribution, means the first date on which the ADSs trade regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution;

(B) with respect to any subdivision or combination of Ordinary Shares, means the first date on which the ADS trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

(C) with respect to any tender or exchange offer, means the first date on which the ADSs trade regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 4.06, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 4.06 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors and evidenced by an Officer’s Certificate delivered to the Trustee.

(b) In any case in which this Section 4.06 shall require that an adjustment be made following a record date, a Determination Date or Expiration Date, as the case may be, established for the purposes specified in this Section 4.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.08) issuing to the Holder of any Security converted after such record date, Determination Date or Expiration Date the ADSs issuable upon such conversion over and above the ADSs (or other cash, property or securities, as applicable) issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of any cash, property or securities the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such cash, property or securities. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date, Determination Date or Expiration Date therefore is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such record date, Determination Date or Expiration Date had not occurred.

(c) For purposes of this Section 4.06, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares have the right to receive any cash, securities or other property or in which the Ordinary Shares (or other applicable security) are exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

(d) If one or more event occurs requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company’s Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 4.06, during such period.

(e) Notwithstanding the provisions set forth in Section 4.06(a), in no event shall the total number of ADSs issuable upon conversion of a Security exceed 38.7897 per $1,000 principal amount of Securities, subject to proportional adjustments in the same manner as the Conversion Rate as set forth in clauses (1) through (4) of Section 4.06(a).

Section 4.07 No Adjustment.

(a) No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.06 above (to the same extent as if the Securities had been converted into ADSs immediately prior to such transactions) without converting the Securities held by such Holders.

(b) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 4.07(b) shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding the foregoing sentence, upon any conversion or at the Final Maturity Date, all adjustments not previously made will be made on the Conversion Date or Maturity Date, as applicable. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-ten thousandth of an ADS, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.

(c) No adjustment in the Conversion Rate shall be required for issuances of Ordinary Shares pursuant to a Company plan for reinvestment of dividends or interest or for a change to a par value of the Ordinary Shares.

(d) To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash.

Section 4.08 Notice of Adjustment. Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee and the Conversion Agent an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee and the Conversion Agent shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 4.09 Notice of Certain Transactions. In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed effective date. The Company shall mail such notice at least 10 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.09.

Section 4.10 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale. If any of following events occur (each, a “Business Combination”):

(1) any recapitalization, reclassification or change of the Ordinary Shares, other than changes resulting from a subdivision or a combination,

(2) a consolidation, merger or combination involving the Company,

(3) a sale, conveyance or lease to another corporation of all or substantially all of the property and assets of the Company, other than one or more of the Company’s subsidiaries, or

(4) any statutory share exchange,

in each case as a result of which holders of Ordinary Shares (including Ordinary Shares represented by ADSs) are entitled to receive shares, stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Ordinary Shares (including Ordinary Shares represented by ADSs), the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Holders of the Securities then outstanding will be entitled thereafter to convert such Securities into the kind and amount of shares, stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such Business Combination had such Securities been converted into Ordinary Shares (including Ordinary Shares represented by ADSs) immediately prior to such Business Combination, except that such Holders will not receive the Make Whole Premium if such Holder does not convert its Securities “in connection with” the relevant Fundamental Change. A conversion of the Securities by a Holder will be deemed for these purposes to be “in connection with” a Fundamental Change if the notice of such conversion is provided in compliance with Section 4.02(a) to the Conversion Agent on or subsequent to the date that is the 10th Trading Day prior to the date announced by the Company as the anticipated Fundamental Change Effective Date but before the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date. In the event holders of Ordinary Shares (including Ordinary Shares represented by ADSs) have the opportunity to elect the form of consideration to be received in such Business Combination, the Company shall make adequate provision whereby the Holders of the Securities shall have a reasonable opportunity to determine the form of consideration into which all of the Securities, treated as a single class, shall be convertible from and after the effective date of such Business Combination. Such determination shall be (i) based on the weighted average of elections made by Holders of the Securities who participate in such determination, (ii) subject to any limitations to which all of the holders of the Ordinary Shares

(including Ordinary Shares represented by ADSs) are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such Business Combination and (iii) conducted in such a manner as to be completed by the date which is the earliest of (a) the deadline for elections to be made by shareholders of the Company, and (b) two Trading Days prior to the anticipated effective date of the Business Combination. The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by Holders of the Securities (and the weighted average of elections), by posting such notice with DTC and providing a copy of such notice to the Trustee. In the event the effective date of the Business Combination is delayed beyond the initially anticipated effective date, Holders of the Securities shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. The Company may not become a party to any such transaction unless its terms are consistent with the provisions of this Section 4.10. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. If, in the case of any such Business Combination, the shares, stock or other securities and assets receivable thereupon by a holder of Ordinary Shares includes shares or stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Business Combination, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the Repurchase Rights set forth in Article 3 hereof. Notwithstanding anything contained in this Section, and for the avoidance of doubt, this Section shall not affect the right of a Holder to convert its Securities into ADSs prior to the effective date of the Business Combination.

Section 4.11 Trustee’s Disclaimer; Agents’ Disclaimer.

(a) Neither the Trustee nor any Agent shall have a duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers Certificate and/or an Opinion of Counsel, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee and the Conversion Agent pursuant to Section 4.08. Neither the Trustee nor any Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Securities, and neither the Trustee nor any Agent shall be responsible for the Company’s failure to comply with any provisions of this Article 4.

(b) Neither the Trustee nor any Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the officers, Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee and the Agents pursuant to Section 12.04.

Section 4.12 Voluntary Increase. The Company from time to time may increase the Conversion Rate, to the extent permitted by law, by any amount for any period of time if the period is at least 20 days, and the Company provides 15 days prior written notice to any increase in the Conversion Rate to the Trustee, the Conversion Agent and Holders. The Company may also make such an increase to the Conversion Rate as the Board of Directors determines would avoid or diminish U.S. federal income tax to holders of Ordinary Shares in connection with a dividend or distribution of shares or stock (or rights to acquire stock) or from any event treated as such for U.S. federal income tax purposes.

Notwithstanding the foregoing paragraph, in no event will the total number of ADSs issuable upon conversion of a Security exceed 38.7897 per $1,000 principal amount, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in clauses (1) through (4) of Section 4.06(a) hereof.

Section 4.13 Settlement in Cash, or a Combination of Cash and ADSs in Lieu of ADSs.

(a) Upon notice to the Holders no later than the second Trading Day immediately following the related Conversion Date, in lieu of delivery of all of the ADSs otherwise issuable upon conversion of any Securities, the Company may elect to deliver cash or a combination of cash and ADSs. If the Company elects to satisfy any portion of its conversion obligation in cash, it shall specify the amount to be satisfied in cash as a fixed dollar amount. The Company shall treat all Holders converting on the same Trading Day in the same manner. The Company shall not, however, have any obligation to settle its conversion obligations arising on different trading days in the same manner. If the Company elects to satisfy any portion of its conversion obligation in cash, other than cash in lieu of fractional ADSs or upon the Company’s election to always settle, the Holders may retract their conversion notice at any time during the two Trading Day period beginning on the Trading Day after the Company notified the Holders of its method of settlement (the “Conversion Retraction Period”, with the last Trading Day in the Conversion Retraction Period the “Retraction Date”) by delivery of a written notice of retraction to the Conversion Agent. The Company will deliver any cash, ADSs, or combination thereof, to Holders in accordance with Section 4.02(a). If a settlement is made entirely in ADSs, such settlement shall occur as soon as practicable after the third Trading Day following the Conversion Date. If a settlement is made entirely or partially in cash, such settlement, including cash, and, if applicable, ADSs) will occur on the third Trading Day following the final Trading Day of the Cash Settlement Averaging Period.

(b) The settlement amount shall be computed as follows:

(1) If the Company elects to satisfy the entire conversion obligation in ADSs, the Company shall deliver to the Holder, in respect of each $1,000 principal amount of Securities surrendered for conversion, a number of ADSs equal to the Conversion Rate then in effect (provided that the Company shall deliver cash in lieu of fractional ADSs, in accordance with Section 4.03).

(2) If the Company elects to satisfy the entire conversion obligation in cash, the Company shall deliver to the Holder, in respect of each $1,000 principal amount of Securities surrendered for conversion, cash in an amount equal to the Conversion Value.

(3) If the Company elects to satisfy the conversion obligation in a combination of cash and ADSs, the Company shall deliver to the Holder, in respect of each $1,000 principal amount of Securities surrendered for conversion: (i) an amount in cash equal to the lesser of (A) the Conversion Value and (B) $1,000; and (ii) if the Conversion Value is greater than $1,000, a number of ADSs per $1,000 principal amount of Securities to be converted equal to the sum of the Daily ADS Amounts for each of the Trading Days in the Cash Settlement Averaging Period. If an event requiring an anti-dilution adjustment occurs subsequent to any Trading Day and prior to delivery of the Daily ADS Amount for such share upon settlement, such Daily ADS Amount will be appropriately adjusted.

ARTICLE 5

SUBORDINATION

Section 5.01 Agreement of Subordination. The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 5; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, premium, if any, and interest on, all Securities (including, but not limited to, the Fundamental Change Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash, or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred. The payment of the principal of, premium, if any, and any interest amount on the Securities will rank equally in right of payment with any future Senior Subordinated Indebtedness.

No provision of this Article 5 shall prevent the occurrence of any default or Event of Default hereunder.

Section 5.02 Payments to Holders. The Company shall not make any payment with respect to the principal of, or premium, if any, or interest on the Securities (including, but not limited to, the Fundamental Change Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture), except payments and distributions made by the Trustee and the Paying Agent as permitted by the first or second paragraph of Section 5.05, and shall not purchase or otherwise acquire for value any Securities if:

(a) a default in the payment of principal, premium, interest, rent or other obligations due on any Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior

Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist and notice thereof has been given to the Trustee and the Agents ; or

(b) a default, other than a payment default, on Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee and the Agents receive a notice of the default (a “Payment Blockage Notice”) from the Company.

The Company may and shall resume payments on and distributions in respect of the Securities upon:

(1) in the case of a payment default of Senior Indebtedness, upon the date on which such default is cured or waived or otherwise ceases to exist; and

(2) in the case of a non-payment default on Designated Senior Indebtedness referred to in clause (b) above, the earlier of (i) 179 days after the date on which a Payment Blockage Notice is received by the Trustee and the Agents, and (ii) the date on which the non-payment default is cured or waived or otherwise ceases to exist, unless this Article 5 otherwise prohibits the payment or distribution at the time of such payment or distribution.

Subject to the provisions of Section 5.05, no subsequent Payment Blockage pursuant to this Section 5.02 may be commenced unless (i) at least 365 days shall have elapsed since the receipt by the Trustee and the Agents of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium or interest on the Securities that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee and the Agents (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or other payment satisfactory to the holders of Senior Indebtedness (except payments made pursuant to Article 10 from monies deposited with the Paying Agent pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other similar proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities, the Trustee or any Agents would be entitled, except for the provision of this Article 5, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee or any Agents under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee or any Agent.

In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee, any Agent or any Holder of Securities in respect of the principal of, premium, if any, or interest on the Securities (including, but not limited to, the Fundamental Change Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture), except payments and distributions made by the Trustee and the Paying Agent as permitted by the first or second paragraph of Section 5.05, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of such acceleration.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee, any Agent or the Holders of the Securities before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

Nothing in this Section 5.02 shall apply to claims of, or payments to, the Trustee or any Agent under or pursuant to Section 9.07. This Section 5.02 shall be subject to the further provisions of Section 5.05.

For purposes of this Article 5, the words, “cash, property or securities” shall not be deemed to include shares or stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 5 with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness

(other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such Holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 7 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 5.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 7.

Section 5.03 Subrogation of Securities. Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 5 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal, premium, if any, and interest on the Securities shall be paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness. For the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities, the Trustee or any Agent would be entitled except for the provisions of this Article 5, and no payment pursuant to the provisions of this Article 5, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. No payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities, pursuant to the subrogation provisions of this Article 5, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 5 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, and premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee, any Agent or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 5 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article 5, the Trustee and the Agents, subject to the provisions of Section 9.01, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee, any Agent or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 5.

Section 5.04 Authorization to Effect Subordination. Each Holder of a Security by the Holder’s acceptance thereof authorizes and directs the Trustee or any Agent on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 5 and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 5.03 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

Section 5.05 Notice to Trustee. The Company shall give prompt written notice in the form of an Officers’ Certificate to a Trust Officer of the Trustee and to any Paying Agent of (a) all Senior Indebtedness incurred by the Company, including the names of representatives of such holders (if actually known by the Company) of holders of Senior Indebtedness and (b) any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 5. Notwithstanding the provisions of this Article 5 or any other provision of this Indenture, the Trustee and the Agents shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee and the Agents in respect of the Securities pursuant to the provisions of this Article 5, unless and until a Trust Officer of the Trustee and the Agents shall have received written notice thereof at the Corporate Trust Office or at the address for notice set forth in Section 12.02 hereof, respectively, from the Company (in the form of an Officers’ Certificate); and before the receipt of any such written notice, the Trustee and the Agents, subject to the provisions of Section 9.01, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Security) the Trustee and the Agents shall not have received, with respect to such monies, the notice provided for in this Section 5.05, then, anything herein contained to the contrary notwithstanding, the Trustee and the Agents shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article 5 to the contrary, nothing shall prevent any payment by the Trustee and the Agents to the Holders of monies deposited with it pursuant to Article 10, and any such payment shall not be subject to the provisions of Article 5.

In the event that the Trustee or any Agent determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 5, the Trustee or any Agent may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or such Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 5, and if such evidence is not furnished the Trustee or any Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 5.06 Trustee’s Relation to Senior Indebtedness. The Trustee and the Agents, respectively, in their individual capacities shall be entitled to all the rights set forth in this Article 5 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 9.11 or elsewhere in this Indenture shall deprive the Trustee or any such Agents of any of its rights as such holder.

With respect to the holders of Senior Indebtedness, the Trustee and the Agents undertake to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 5, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee or the Agents. Neither the Trustee nor any Agent shall be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and neither the Trustee nor any Agent shall be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 5 or otherwise.

Section 5.07 No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section 5.08 Certain Conversions Deemed Payment. For the purposes of this Article 5 only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 4 shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 4.03), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 5.08, the term “junior securities” means (a) shares of any class of the Company, or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 4.

Section 5.09 Article Applicable to Paying Agents. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 5.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 5.10 Senior Indebtedness Entitled to Rely. The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 5, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

ARTICLE 6

COVENANTS

Section 6.01 Payment of Securities.

(a) The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest or Additional Interest, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 12:00 p.m. (noon), New York City time, on that date money, deposited by or on behalf of the Company, deposited for and sufficient to make the payment. Subject to Section 4.02, accrued and unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal, Fundamental Change Purchase Price, and interest and Additional Interest, if any, in each case if payable, shall be considered paid on the applicable date due if on such date (or, in the case of Fundamental Change Purchase Price, on the Business Day following the applicable Fundamental Change Purchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal amount and interest at the annual rate borne by the Securities compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

(b) Payment of the principal of and interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose (which shall initially be at the address set forth in Section 12.02) in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the records of the Registrar; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee or the Paying Agent at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee or the Paying Agent will remain in effect until revoked by the Holder. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) All amounts to be paid by the Paying Agent hereunder shall be deposited with the Paying Agent by 12:00 p.m. (noon) New York City time one Business Day prior to the due date for such payment. The Paying Agent shall have no obligation to make payments required hereunder until it has on deposit an amount sufficient to fund the full amount of any such payment.

Section 6.02 SEC and Other Reports.

(a) The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee; provided that any such reports, information and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be filed with the Trustee. The Company also shall comply with the provisions of TIA Section 314(a).

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee and Agents are entitled to rely exclusively on Officers’ Certificates).

Section 6.03 Compliance Certificates. The Company shall deliver to the Trustee or any Agent, within 180 days after the end of each fiscal year of the Company (beginning with the fiscal year ending March 31, 2007), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers’ Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

Section 6.04 Further Instruments and Acts. Upon request of the Trustee or any Agent, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 6.05 Maintenance of Corporate Existence. Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 6.06 Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities make available to such Holder or beneficial holder of Securities or any ADSs issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such ADSs designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Securities or such ADSs may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or ADSs without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Whether a person is a beneficial holder shall be determined by the Company.

Section 6.07 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or accrued but unpaid interest or Additional Interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or any Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.08 Payment of Additional Interest. If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee and the Paying Agent an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable, (ii) the reason why such Additional Interest is payable and (iii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee and the Paying Agent receive such a certificate, the Trustee and the Paying Agent may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee and the Paying Agent a certificate setting forth the particulars of such payment. The Trustee may conclusively rely on the correctness of the Additional Interest calculations provided by the Company without investigation.

Section 6.09 Maintenance of Office or Agency. The Company will maintain an office or agency of the Trustee, Transfer Agent, Registrar, Conversion Agent and Paying Agent where securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or purchase, where Securities may be surrendered for conversion and where notices and demands to or upon the company in respect of the Securities and this Indenture may be served. The address for the Initial Agent set forth in Section 12.02 shall initially be one such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee and all other Agents of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency.

ARTICLE 7

CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE

Section 7.01 Company May Consolidate, etc. only on Certain Terms. The Company may not consolidate with or merge into any Person (unless the Company is the surviving corporation) or convey, transfer or lease the property and assets, substantially as an entity, of the Company to another Person, other than to one or more of the Company’s wholly-owned subsidiaries, unless:

(1) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company, shall (i) be a corporation, limited liability company, partnership, trust or other business entity organized and existing under the laws of the Cayman Islands, the British Virgin Islands, Bermuda, Hong Kong, or the United States of America, or any State thereof or the District of Columbia and (ii) such Person (if other than the Company) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Company under the Securities and this Indenture and the performance or observance of every covenant and provision of this Indenture and the Securities required on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;

(2) after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3) if the Company will not be the resulting or surviving corporation, the Company shall have, at or prior to the effective date of such consolidation, merger or transfer, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Section 7.01 and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 7.02 Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease substantially as an entity, of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 7.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 8

DEFAULT AND REMEDIES

Section 8.01 Events of Default.

(a) An “Event of Default” shall occur if:

(1) the Company shall fail to pay when due the Principal or any Fundamental Change Purchase Price of any Security, including any Make-Whole Premium, when the same becomes due and payable whether at the Final Maturity Date, upon repurchase, acceleration or otherwise, whether or not such payment is prohibited by Article 5 of this Indenture; or

(2) the Company shall fail to pay an installment of interest or Additional Interest, if any, on any of the Securities, which failure continues for 30 days after the date when due, whether or not such payment is prohibited by Article 5 of this Indenture; or

(3) the Company shall fail to deliver when due all ADSs and any cash (or any combination thereof), deliverable upon conversion of the Securities, which failure continues for 15 days after such delivery date, whether or not such delivery is prohibited by Article 5 of this Indenture; or

(4) the Company shall fail to perform or observe (or obtain a waiver with respect to) any other term, covenant or agreement contained in the Securities or this Indenture for a period of 60 days after receipt by the Company of a Notice of Default specifying such failure; or

(5) the Company shall fail to pay any principal by the end of any applicable grace period or resulting in acceleration of other Indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $15 million and such acceleration has not been rescinded or annulled or such Indebtedness repaid within a period of 30 days after receipt of a Notice of Default (as defined below), provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred; or

(6) the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences as a debtor a voluntary case or proceeding; or

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C) consents to the appointment of a Receiver of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors;

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F) consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) grants relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt;

(B) appoints a Receiver of the Company or for all or substantially all of the property of the Company; or

(C) orders the winding up or liquidation of the Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar foreign, federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

(b) Notwithstanding Section 8.01(a), no Event of Default under clauses (4) or (5) of Section 8.01(a) shall occur until the Trustee notifies the Company in writing upon the written direction of the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (4) or (5) of Section 8.01(a), as applicable, after receipt of such notice. A notice given pursuant to this Section 8.01 shall be given by registered or certified mail, must specify the Default, demand that it be remedied and state that the notice is a Notice of Default. When any Default under this Section 8.01 is cured, it ceases.

(c) The Company will deliver to the Trustee, within five Business Days after becoming aware of the occurrence of a Default or Event of Default, written notice thereof.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer with responsibility for this Indenture at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder or unless a Trust Officer with responsibility for this Indenture acquires actual knowledge of such Event of Default in the course of performing other duties pursuant to this Indenture.

Section 8.02 Acceleration. If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 8.01(a)) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, and shall upon the written direction of the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, declare the principal amount and accrued and unpaid interest, if any, and accrued and unpaid Additional Interest, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, and such accrued and unpaid Additional Interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 8.01(a)(6) or (7) occurs in respect of the Company and is continuing, the principal amount and accrued but unpaid interest, if any, and accrued and unpaid Additional Interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee, the Agents and any predecessor Trustee or Agent under Section 9.07 have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 8.03 Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect payment of the principal amount and accrued and unpaid interest, if any, and accrued and unpaid Additional Interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by applicable law.

Section 8.04 Waiver of Defaults and Events of Default. Subject to Sections 8.02, 8.07 and 11.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except an uncured Default or Event of Default in the payment of the principal of, premium, if any, or any accrued but unpaid interest on any Security, an uncured failure by the Company to convert any Securities into ADSs or cash, or a combination thereof or any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 11.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases to exist.

Section 8.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow, without liability, any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered security or indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 8.06 Limitations on Suits.

(a) A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest or for the conversion of the Securities pursuant to Article 4) unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity acceptable to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

(b) No Holder of a Security shall have any right under any provision of this Indenture or the Securities to affect, disturb, or prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.

Section 8.07 Rights of Holders to Receive Payment and to Convert. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount, Fundamental Change Purchase Price, or Make-Whole Premium and interest, if any or Additional Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture, (whether upon repurchase or otherwise), and to convert such Security in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 4, is, subject to compliance with the provisions of Section 8.06, absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 8.08 Collection Suit by Trustee. If an Event of Default described in clause (1) or (2) of Section 8.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 8.09 Trustee may File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Receiver in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.10 Priorities.

(a) If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

(1) First, to the Trustee and the Agents for amounts due under Section 9.07;

(2) Second, to the Holders of Senior Indebtedness to the extent required by Article 5;

(3) Third, to Holders for amounts due and unpaid on the Securities for the principal amount, interest, and Additional Interest, as applicable, ratably, without preference or priority of any kind, according to such respective amounts due and payable on the Holders’ Securities;

(4) Fourth, to such other Person or Persons, if any, to the extent entitled thereto; and

(5) Fifth, the balance, if any, to the Company.

(b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

Section 8.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses (whether incurred before trial, at trial, on appeal or in any bankruptcy or arbitration or other administrative proceeding), against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.07, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding. This Section 8.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

ARTICLE 9

TRUSTEE AND AGENTS

Section 9.01 Obligations of Trustee and Agents.

(a) If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and is continuing, the Trustee may (and shall upon the written direction of the Holders of at least 25% in aggregate principal amount of the Securities then outstanding and being furnished with indemnity acceptable to it) exercise such of the rights and powers vested in it by this Indenture. If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and is continuing, the Trustee shall use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) The Trustee, except during the continuance of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, and the Agents need perform only those duties as are specifically set forth in this Indenture and no others.

This Section 9.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c) In the absence of bad faith on their part, the Trustee and the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and the Agents and conforming to the requirements of this Indenture. The Trustee and the Agents, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee or the Agents to determine whether or not they conform on their face to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein

(d) Neither the Agents nor the Trustee may be relieved from liability for their own gross negligent action, their own negligent failure to act, or their own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 9.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with this Indenture or a direction received by it pursuant to Section 8.05.

This Section 9.01(d) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections are hereby expressly excluded from this Indenture as permitted by the TIA.

(e) No provision of this Indenture shall require the Trustee or any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee or any such Agent shall have received adequate security or indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

(f) Every provision of this Indenture that in any way relates to the Trustee or an Agent is subject to subsections (a), (b), (c), (d) and (e) of this Section 9.01.

(g) Neither the Trustee nor any Agent shall be liable for interest on any money received by it except as the Trustee or any Agent may agree in writing with the Company. Money held in trust by the Trustee or any Agent need not be segregated from other funds except to the extent required by law.

(h) Neither the Trustee nor any Agent shall be liable for any delays occurring as a result of force majeure.

Section 9.02 Rights of Trustee and Agents.

(a) Subject to Section 9.01:

(1) The Trustee and the Agents may rely conclusively and shall be protected in acting or refraining from acting upon any document believed by any of them to be genuine and to have been signed or presented by the proper person. Neither the Trustee nor the Agents need investigate any fact or matter stated in the document.

(2) Before the Trustee or any Agent acts or refrains from acting, it may require at the expense of the Company an Officers’ Certificate or an Opinion of Counsel. Neither the Trustee nor the Agents shall be liable for any action any of them takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(3) Each of the Agents and the Trustee may act or perform any duties hereunder either directly or by or through agents, attorneys or custodians, and neither the Trustee nor any Agent shall be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee or any Agent with due care.

(4) Neither the Trustee nor any Agent shall be liable for any action any of them takes or omits to take in good faith which any of them believes to be authorized or within its rights or powers.

(5) Each of the Agents and the Trustee may consult with counsel of their selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by any of them hereunder in good faith and in accordance with the advice or opinion of such counsel.

(6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(7) Neither the Agents nor the Trustee shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement,

instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee or any Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or any Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(8) Neither the Trustee nor the Agents shall be deemed to have notice or knowledge of any Default or Event of Default, or Fundamental Change unless a Responsible Officer of both the Trustee and the Agents have actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office and the Agents at their respective addresses set forth in Section 12.02 hereof, and such notice references the Securities and this Indenture. The Agents and the Trustee agree to notify each other if they have actual knowledge of a Default or Event of Default or Fundamental Change. In the absence of receipt of such notice or actual knowledge, the Trustee and the Agents may conclusively assume that there is no Default, Event of Default, or Fundamental Change.

(9) The rights, privileges, protections, immunities and benefits given to the Trustee and the Agents, including, without limitation, their right to be indemnified, are extended to, and shall be enforceable by, the Trustee and the Agents in each of their respective capacities hereunder, including, without limitation as Paying Agent, Authenticating Agent, Registrar, Transfer Agent and Conversion Agent, and to each agent, custodian and other Person employed to act hereunder.

(10) Neither the Trustee nor the Agents shall have any duty to inquire as to the performance of the Company of its covenants and other obligations hereunder.

Section 9.03 Individual Rights of Trustee and Agents. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

Section 9.04 Trustee’s and Agents’ Disclaimer. Neither the Trustee nor the Agents make any representation as to the validity or adequacy of this Indenture or the Securities. They shall not be accountable for the Company’s use of the proceeds from the Securities and they shall not be responsible for any statement in the Securities other than the Authenticating Agent for its certificate of authentication.

Section 9.05 Notice of Default or Events of Default. If a Default or an Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of a Security notice of all uncured Defaults or Events of Default known to it within 90 days after it occurs or, if later, within 30 days after it becomes known to the Trustee. However, the Trustee may withhold the notice if and for so long as a committee of its

Trust Officers in good faith determines that withholding notice is in the interests of Holders of Securities, except in the case of a Default or an Event of Default in payment of the principal of, or premium, if any, or interest on any Security when due or in the payment of any purchase obligation, or the Company’s failure to convert Securities when obligated to convert them. This Section 9.05 is in lieu of section 315(b) of the TIA and such provision is expressly excluded from this Indenture as permitted by the TIA.

Section 9.06 Reports by Trustee to Holders.

(a) If a report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder of Securities a brief report dated as of such May 15 that complies with TIA Section 313(a). If required by TIA Section 313, the Trustee also shall comply with TIA Sections 313(b)(2) and (c).

(b) A copy of each report at the time of its mailing to Holders of Securities shall be mailed to the Company and, to the extent required by the TIA, filed with the SEC, and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

Section 9.07 Compensation and Indemnity.

(a) The Company shall pay to the Trustee and the Agents from time to time such compensation (as agreed to from time to time by the Company and the Trustee and the Company and each Agent in writing) for their services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee and the Agents upon request for all reasonable disbursements, expenses and advances incurred or made by them. Such expenses may include the reasonable compensation, disbursements and expenses of the agents and counsel of the Trustee and the Agents.

(b) The Company shall indemnify and hold harmless the Trustee and each Agent or any predecessor Trustee or any Agent (which for purposes of this Section 9.07 shall include their officers, directors, employees and agents) for, and hold them harmless against, any and all loss, liability or expense including taxes (other than franchise taxes and taxes based upon, measured by or determined by the income of the Trustee or any Agent), incurred by them in connection with the acceptance or administration of their duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee or any Agent hereunder including the reasonable costs and expenses of the Trustee or any Agent and their counsel in defending (including reasonable legal fees and expenses whether incurred before trial, at trial, on appeal or in any bankruptcy or arbitration or other administrative proceeding) itself against any claim or liability in connection with the exercise or performance of or failure to exercise or perform any of its powers or duties hereunder. Each of the Trustee and each Agent shall notify the Company promptly of any claim asserted against the Trustee or any Agent for which any of them may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld.

(c) The Company need not reimburse the Trustee or any Agent for any expense or indemnify any of them against any loss or liability incurred by any of them resulting from their gross negligence, willful misconduct or bad faith.

(d) To secure the Company’s payment obligations in this Section 9.07, the Trustee and each Agent shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee or any Agent. The obligations of the Company under this Section 9.08 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee or any Agent.

(e) When the Trustee or an Agent incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 8.01(a) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section 9.07 shall survive the termination of this Indenture and the resignation or removal of the Trustee or any Agent.

(f) To the extent permissible by the TIA, in no event shall the Trustee or any Agent be liable for special, indirect, punitive or consequential losses or damages of any kind whatsoever (including, without limitation, lost profits) even if such losses or damages were forseeable.

Section 9.08 Replacement of Trustee or Agents.

(a) The Trustee and each Agent may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee or any Agent at any time, so long as no Default or Event of Default has occurred and is continuing, and appoint a successor Trustee or successor Agent in accordance with this Section 9.08 if (i) the Trustee or the applicable Agent fails to comply with Section 9.10; (ii) the Trustee or the applicable Agent, as applicable, is adjudged bankrupt or insolvent; (iii) a receiver or other public officer takes charge of the Trustee or the applicable Agent, as applicable, or its property; or (iv) the Trustee or the applicable Agent, as applicable, becomes incapable of acting.

(b) If the Trustee or an Agent resigns or is removed or if a vacancy exists in the office of Trustee or in any Agent capacity for any reason, the Company shall promptly appoint a successor Trustee or successor Agent, as applicable. The resignation or removal of a Trustee shall not be effective until a successor Trustee or successor Agent, as the case may be, shall have delivered the written acceptance of its appointment as described below.

(c) If a successor Trustee or Agent, as applicable, does not take office within 45 days after the retiring Trustee or Agent resigns or is removed, the retiring Trustee or Agent, as applicable, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee or Agent, as applicable, at the expense of the Company.

(d) If the Trustee or an Agent fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee or Agent, as applicable, and the appointment of a successor Trustee or Agent.

(e) A successor Trustee or successor Agent, as applicable, shall deliver a written acceptance of its appointment to the retiring Trustee or retiring Agent, as applicable, and to the Company. Immediately after that, the retiring Trustee or retiring Agent, as applicable, shall transfer all property held by it as Trustee or Agent to the successor Trustee or successor Agent, as applicable, and be released from its obligations (exclusive of any liabilities that the retiring Trustee or the retiring Agent, as applicable, may have incurred while acting as Trustee or Agent) hereunder, the resignation or removal of the retiring Trustee or retiring Agent, as applicable, shall become effective, and the successor Trustee or successor Agent shall have all the rights, powers and duties of the Trustee or Agent, as applicable, under this Indenture. A successor Trustee or successor Agent, as applicable, shall mail notice of its succession to each Holder.

(f) A retiring Trustee or retiring Agent shall not be liable for the acts or omissions of any successor Trustee or successor Agent, as applicable, after its succession.

(g) Notwithstanding replacement of the Trustee or an Agent pursuant to this Section 9.08, the Company’s obligations under Section 9.07 shall continue for the benefit of the retiring Trustee or Agent.

Section 9.09 Successor Trustee or Agent by Merger, etc. If the Trustee or an Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee or Agent; provided such transferee corporation qualify and be eligible under Section 9.10. Such successor Trustee or Agent shall promptly distribute notice of its succession to the Company and each Holder.

Section 9.10 Eligibility; Disqualification. The Trustee and the Agents shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee and the Agents (or their parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If at any time the Trustee or the Agents shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee and the Agents shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 9.11 Preferential Collection of Claims against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 10

SATISFACTION AND DISCHARGE OF INDENTURE

Section 10.01 Satisfaction and Discharge of Indenture.

(a) This Indenture shall cease to be of further force and effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced as provided in Section 2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 10.03) have been delivered to the Transfer Agent for cancellation; or

(B) all such Securities not theretofore delivered to the Transfer Agent for cancellation,

(i) have become due and payable, or

(ii) will become due and payable at the Final Maturity Date within one year; provided in the case of clause (B), that

(1) the Company has deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose of and in an amount sufficient to pay and discharge all indebtedness related to such Securities not theretofore delivered to the Transfer Agent for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company with respect to the conversion privilege and the Conversion Rate of the Securities pursuant to Article 4, the obligations of the Company to the Trustee under Section 9.07 and, if money shall have been deposited with the Trustee pursuant to clause (1) of Section 10.01(a), the provisions of Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.12, 6.01 and 12.05, Article 4, and this Article 10, shall survive until the Securities have been paid in full.

Section 10.02 Application of Trust Money. Subject to the provisions of Section 10.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.01 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.

Section 10.03 Repayment to Company.

(a) The Trustee and each Paying Agent shall promptly pay to the Company upon request by the Company any excess money identified by the Company in writing (1) deposited with them pursuant to Section 10.01 and (2) held by them at any time.

(b) The Trustee and each Paying Agent shall, subject to applicable abandonment property laws, pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 10.04 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.02; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 11

AMENDMENTS; SUPPLEMENTS AND WAIVERS

Section 11.01 Without Consent of Holders.

(a) The Company, the Trustee and the Agents may amend or supplement this Indenture or the Securities without notice to or consent of any Holder of a Security for the purpose of:

(1) evidencing a successor to the Company and the assumption by that successor of the Company’s obligations under this Indenture and the Securities;

(2) adding to the Company’s covenants for the benefit of the Holders or surrendering any right or power conferred upon the Company;

(3) securing the Company’s obligations or adding guarantees in respect of the Securities and the Indenture;

(4) evidencing and providing for the acceptance of the appointment of a successor trustee or agent in accordance with Article 9;

(5) making any change to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, as contemplated by this Indenture or otherwise;

(6) curing any ambiguity, omission, defect or inconsistency in this Indenture; or

(7) making any changes to the Indenture of a formal, minor or technical nature or that are necessary to correct a manifest error or to comply with mandatory provisions of applicable law as evidenced by an opinion of counsel, so long as such change does not adversely affect the rights of the Holders in any material respect.

Section 11.02 With Consent of Holders.

(a) The Company, the Trustee and the Agents may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. However, subject to Section 11.04, without the written consent of each Holder affected, an amendment, supplement or waiver may not:

(1) alter the manner of calculation or rate of accrual of interest on, or any Additional Interest with respect to, any Security or change the time of payment of any installment of interest on any Security;

(2) make any of the Securities payable in money or securities other than that stated in the Securities;

(3) change the stated maturity of any Security;

(4) reduce the principal amount or Fundamental Change Purchase Price (including any Make Whole Premium payable) (as applicable) with respect to any of the Securities, or any Additional Interest, or the amount payable upon purchase pursuant to Article 3, with respect to any Security;

(5) make any change that adversely affects the rights of Holders to require the Company to purchase Securities at the option of Holders;

(6) impair the right to institute suit for the enforcement of any payment on or with respect to any Security or with respect to the conversion of any Security;

(7) change the currency of payment of principal of, or interest on, the Securities;

(8) except as otherwise permitted or contemplated by Section 4.11, adversely affect the conversion rights of the Securities;

(9) modify the subordination provisions of the Securities in a manner adverse to the Holders; or

(10) change the percentage in aggregate principal amount of Securities outstanding necessary to modify or amend this Indenture or to waive any past Default.

(b) Without limiting the provisions of Section 11.02(a) hereof, the Holders of a majority in principal amount of the Securities then outstanding may, on behalf of all the Holders of all Securities, (i) waive compliance by the Company with the restrictive provisions of this Indenture, and (ii) waive any past Default of Event of Default under this Indenture and its consequences, except an uncured failure to pay when due the principal amount, accrued and unpaid interest, accrued and unpaid Additional Interest or Fundamental Change Purchase Price, or in the obligation to deliver ADSs, cash, or a combination thereof, if any and as applicable, or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

(c) After an amendment, supplement or waiver under this Section 11.02 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 11.03 Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

Section 11.04 Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

(b) After an amendment, supplement or waiver becomes effective, it shall bind every Holder of a Security.

Section 11.05 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Transfer Agent. The Transfer Agent may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Authenticating Agent shall authenticate a new Security that reflects the changed terms.

Section 11.06 Trustee to Sign Amendments, etc. The Trustee and the Agents shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Agents. If it does, the Trustee and the Agents may, in their sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee and the Agents shall be entitled to receive and, subject to Section 9.01, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.

Section 11.07 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 11, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

Section 12.02 Notices. Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

China Medical Technologies, Inc.

No. 24 Yong Chang North Road,

Beijing Economic-Technological Development Area

Beijing 100176, China

Attention: Chief Financial Officer

Fax: +86-10-6788-9588

with a copy to:

Simpson Thacher & Bartlett LLP

35/F, ICBC Tower

3 Garden Road

Central Hong Kong

China

Attention: Chris Lin

Fax: +852-2869-7694

if to the Trustee, to:

Wilmington Trust Company

Rodney Square North

1100 N. Market Street

Wilmington, Delaware 19890-0001

Attention: Corporate Capital Markets Services

(China Medical Technologies, Inc. 3.50% Convertible Senior Subordinated Notes due 2011)

Fax: 302-636-4145

if to the Initial Agent:

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Agency and Trust

Fax: 212-657-1020

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Notice to or from the Trustee shall not be via electronic mail. Notices to the Trustee via facsimile shall promptly be followed by the original written notice.

Any notice or communication mailed to a Holder of a Security shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Registrar.

Failure to mail a notice or communication to a Holder of a Security or any defect in it shall not affect its sufficiency with respect to other Holders of Securities. If a notice or communication to a Holder of a Security is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company mails any notice to a Holder of a Security, it shall mail a copy to the Trustee and each Agent.

Section 12.03 Communications by Holders with other Holders. Holders of Securities may communicate pursuant to TIA Section 312(b) with other Holders of Securities with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Agents and any other person shall have the protection of TIA Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Company to the Trustee or any Agent to take any action under this Indenture, the Company shall furnish to the Trustee or the Agents at the request of the Trustee or the Agents:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 12.05 Record Date for Vote or Consent of Holders of Securities. The Company (or, in the event deposits have been made pursuant to Section 10.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 11.04, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 12.06 Rules by Trustee, Paying Agent, Registrar and Conversion Agent. The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Agent may make reasonable rules for its functions.

Section 12.07 Legal Holidays. A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York, Wilmington, Delaware are authorized or obligated to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

Section 12.08 Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 12.09 Submission to Jurisdiction. The parties hereby submit to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan in the City of New York solely for the purpose of any legal action or proceeding brought to enforce their obligations hereunder or with respect to any Security.

As long as any of the Securities remain outstanding or the parties hereto have any obligation under this Indenture, the Company shall have an authorized agent upon whom process may be served in any such legal action or proceeding. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding and, if it fails to maintain such an agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder. The Company hereby appoints CT Corporation System at 111 Eighth Avenue, New York, New York 10011, as its agent for such purposes, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at such office of such agent.

The Company irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

The Company irrevocably agrees that, should any such action or proceeding be brought against it arising out of or in connection with this Indenture, no immunity (to the extent that it may now or hereafter exist, whether on the ground of sovereignty or otherwise) from such action or proceeding, from attachment (whether in aid of execution, before judgment or otherwise) of its property, assets or revenues, or from execution or judgment wherever brought or made, shall be claimed by it or on its behalf or with respect to its property, assets or revenues, any such immunity being hereby irrevocably waived by the Company to the fullest extent permitted by law.

Section 12.10 Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify the Trustee and the Agents against any loss incurred by the Trustee or any Agent as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which the Trustee or any Agent is able to purchase United States dollars with the amount of the judgment currency actually received by the Trustee or any Agent. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

Section 12.11 No Adverse Interpretation of other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12 No Recourse against Others. All liability described in paragraph 17 of the Securities of any director, officer, employee or shareholder, as such, of the Company hereby is waived and released by each of the Holders.

Section 12.13 No Security Interest Created. Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

Section 12.14 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.15 Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 12.16 Separability. If any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.17 Table of Contents, Headings, etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

CHINA MEDICAL TECHNOLOGIES, INC.

By:	/s/ Takyung Tsang
Name:	Takyung Tsang
Title:	Chief Financial Officer

WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Trustee

By:	/s/ Geoffrey J. Lewis
Name:	Geoffrey J. Lewis
Title:	Financial Services Officer

CITIBANK, N.A., a national banking association, as Initial Agent

By:	/s/ John J. Byrnes
Name:	John J. Byrnes
Title:	Vice President

Signature Page to the Indenture

EXHIBIT A

[FORM OF FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1

THIS SECURITY AND THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY, INCLUDING THE ORDINARY SHARES REPRESENTING SUCH AMERICAN DEPOSITARY SHARES, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE AMERICAN DEPOSITARY SHARES, INCLUDING THE ORDINARY SHARES REPRESENTING SUCH AMERICAN DEPOSITARY SHARES, ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.2

BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ISSUE DATE OF THIS SECURITY (“THE RESALE

[1]	This paragraph should be included only if the Security is a Global Security.
[2]	This paragraph to be included only if the Security is a Restricted Security.

RESTRICTION TERMINATION DATE”) ONLY (A) TO CHINA MEDICAL TECHNOLOGIES, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THE SECURITY, INCLUDING THE ORDINARY SHARES REPRESENTING SUCH AMERICAN DEPOSITARY SHARES, ARE SUBJECT TO THE DEPOSIT AGREEMENT (AS SUPPLEMENTED) DATED AUGUST 9, 2005 BETWEEN THE COMPANY AND CITIBANK, N.A., AS DEPOSITARY. IN CERTAIN CIRCUMSTANCES, THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THE SECURITY WILL BE ISSUED AND DELIVERED IN THE FORM OF RESTRICTED AMERICAN DEPOSITARY SHARES AND WILL BE SUBJECT TO TRANSFER RESTRICTIONS AS SET FORTH IN THE DEPOSIT AGREEMENT (AS SUPPLEMENTED).

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.3

[3]	This paragraph to be included only if the Security is a Restricted Security.

CHINA MEDICAL TECHNOLOGIES, INC.

3.50% Convertible Senior Subordinated Notes due 2011

No. [ ]:	CUSIP: [ ]

China Medical Technologies, Inc., a company organized under the laws of the Cayman Islands, promises to pay to [Cede & Co./            ] or registered assigns the principal amount of                      ($                    ) on November 15, 2011.

This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CHINA MEDICAL TECHNOLOGIES, INC.

By:
Name:
Title:

Dated:

Authenticating Agent’s Certificate of Authentication:

This is one of the Securities referred to

in the within-mentioned Indenture.

CITIBANK, N.A. as Authenticating Agent

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

CHINA MEDICAL TECHNOLOGIES, INC.

3.50% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2011

1. INTEREST

China Medical Technologies, Inc., a company organized under the laws of the Cayman Islands (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 3.50% per annum. The Company shall pay interest semiannually on May 15 and November 15 of each year (each an “Interest Payment Date”), commencing May 15, 2007. Each payment of interest will include interest accrued through the day before the relevant Interest Payment Date (or purchase date, as the case may be). Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any payment required to be made on a day that is not a Business Day shall be made on the next succeeding Business Day. Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement.

No sinking fund is provided for the Securities.

2. METHOD OF PAYMENT

The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on May 1 or November 1, as the case may be, (each, a “Regular Record Date”) next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the Payment Date. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

3. PAYING AGENT, TRANSFER AGENT, REGISTRAR, AUTHENTICATING AGENT AND CONVERSION AGENT

Initially, Citibank, N.A. will act as Paying Agent, Transfer Agent, Registrar, Authenticating Agent and Conversion Agent. The Company may change any Paying Agent, Transfer Agent, Registrar, Authenticating Agent or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent.

4. INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Securities of the Company designated as its 3.50% Convertible Senior Subordinated Notes Due 2011 (the “Securities”), issued under an Indenture dated as of November 21, 2006 (together with any supplemental indentures thereto, the “Indenture”), between the Company, the Trustee and the Initial Agent. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this security is referred to the Indenture and the TIA for a statement of them. Capitalized terms not defined herein have the meaning ascribed to such terms in the Indenture.

The Securities are unsecured, subordinated obligations of the Company limited to $150,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company or its Subsidiaries, secured or unsecured.

5. PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

If a Fundamental Change occurs prior to the Final Maturity Date, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, subject to certain exceptions described in the Indenture all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on a date specified by the Company that is not less than 30 nor more than 45 days after the date of the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, and Additional Interest, if any, to, but excluding, the Fundamental Change Repurchase Date. The Holder shall have the right to withdraw any Fundamental Change Repurchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day next preceding the Fundamental Change Repurchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

6. CONVERSION

Subject to and upon compliance with the provisions of the Indenture, a Holder may surrender for conversion into the Company’s ADSs any Security that is $1,000 principal amount or integral multiples thereof. In lieu of delivering ADSs, the Company may satisfy its conversion obligation with cash or a combination of cash and ADSs. Holders who convert their Securities in connection with certain Fundamental Changes may be entitled to a Make Whole Premium upon conversion in some circumstances.

7. SENIOR SUBORDINATION

To the extent provided in the Indenture, the Securities are subordinated to Senior Indebtedness, of the Company. To the extent provided in the Indenture, Senior Indebtedness must be paid in full before the Securities may be paid. The Company agrees, and each Security holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose. The Securities will be equal in right of payment to our other Senior Subordinated Indebtedness.

8. DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9. PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

10. UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11. AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities as provided in the Indenture.

12. SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

13. DEFAULTS AND REMEDIES

Under the Indenture, an Event of Default shall occur if:

(1) the Company shall fail to pay when due the Principal or any Fundamental Change Purchase Price of any Security, including any Make-Whole Premium, when the same becomes due and payable whether at the Final Maturity Date, upon repurchase, acceleration or otherwise, whether or not such payment is prohibited by the subordination provisions of the Indenture; or

(2) the Company shall fail to pay an installment of interest or Additional Interest, if any, on any of the Securities, which failure continues for 30 days after the date when due, whether or not such payment is prohibited by the subordination provisions of the Indenture; or

(3) the Company shall fail to deliver when due all ADSs and any cash (or combination thereof), if any, deliverable upon conversion of the Securities, which failure continues for 15 days after such delivery date, whether or not such payment is prohibited by the subordination provisions of the Indenture; or

(4) the Company shall fail to perform or observe (or obtain a waiver with respect to) any other term, covenant or agreement contained in the Securities or the Indenture for a period of 60 days after receipt by the Company of a Notice of Default specifying such failure; or

(5) the Company shall fail to pay any principal by the end of any applicable grace period or resulting in acceleration of other Indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $15 million and such acceleration has not been rescinded or annulled or such Indebtedness repaid within a period of 30 days after receipt of a Notice of Default, provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred; or

(6) the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences as a debtor a voluntary case or proceeding; or

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C) consents to the appointment of a Receiver of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors;

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F) consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) grants relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt;

(B) appoints a Receiver of the Company or for all or substantially all of the property of the Company; or

(C) orders the winding up or liquidation of the Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar foreign, United State federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

Notwithstanding the above, no Event of Default under clauses (4) or (5) above shall occur until the Trustee notifies the Company in writing upon the written direction of the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (4) or (5), as applicable, after receipt of such notice.

If an Event of Default (other than an Event of Default specified in clause (6) or (7) above) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, and shall upon the written direction of the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, declare the principal amount and accrued and unpaid interest, if any, and accrued and unpaid Additional Interest, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, and such accrued and unpaid Additional Interest, if any, shall be due and payable immediately. If an Event of Default specified in clauses (6) or (7) occurs in respect of the Company and is continuing, the principal amount and accrued but unpaid interest, if any, and accrued and unpaid Additional Interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under the Indenture have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as it determines that withholding notice is in their interests. The Company is required to file periodic certificates with the Trustee as to the Company’s compliance with the Indenture and knowledge or status of any Default.

14. TRUSTEE DEALINGS WITH THE COMPANY

Wilmington Trust Company, the initial Trustee under the Indenture and Citibank, N.A., the Initial Agent under the Indenture, in their individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee or Agent.

15. NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

16. AUTHENTICATION

This Security shall not be valid until the Authenticating Agent manually signs the certificate of authentication on the other side of this Security.

17. ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

18. INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: China Medical Technologies, Inc., No. 24 Yong Chang North Road, Beijing Economic-Technological Development Area, Beijing 100176, China, Attention: Chief Financial Officer (Fax: +86-10-6788-9588).

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature
Date: ______________________
(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*	If required by the Transfer Agent, the signature shall be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To:	Citibank, N.A., as Conversion Agent

388 Greenwich Street, 14th Floor

New York, NY 10013

Fax: 212-657-1020

Reference is made to the Indenture, dated as of November 21, 2006, by and among China Medical Technologies, Inc., Wilmington Trust Company, as Trustee and Citibank, N.A., as Initial Agent (the “Indenture”). Defined terms used herein shall have the meanings ascribed thereto in the Indenture.

The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion thereof designated below, in accordance with the terms of the Indenture referred to in this Security and as specified below. In the event that the undersigned exercises such option on and after a Regular Record Date to and including the immediately following Interest Payment Date, the exercise of such option is subject to the undersigned including together with this note the amount of interest to be paid on this Security on such Interest Payment Date. The undersigned hereby certifies that all taxes due to any governmental authority in connection with the exercise of this conversion option have been or will be, promptly paid.

The undersigned hereby requests the following:

Total principal amount of Global Securit[y][ies]* to be converted:
Serial or identifying number of the Rule 144A Global Securit[y][ies]*:

CUSIP number:

*	Delete bracketed language not applicable.

The undersigned owner of this Security (i) agrees to receive, pursuant to the terms of the Indenture, upon conversion Restricted ADSs and (ii) directs that such Restricted ADSs deliverable upon conversion and any Securit(y)(ies) representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof as set forth below.

Fill in for: registration of ADSs, if to be delivered, and of Securities if to be issued, in either case otherwise than to and in the name of the registered holder.

Social Security or Other Taxpayer Identifying Number

(Name)

(Street Address)

(City, State and Zip Code)

(Please print name and address)

Fill in the following additional information for the conversion into ADSs:

DTC participant account number:

Account number for investor or DTC participant (f/b/o information):

Contact person at DTC participant:

Daytime telephone number of contact person at DTC participant:

Email of contact person at DTC participant:

Dated:

Signature of Authorized Signer:

Name:

Fax:

* Signature guaranteed by:

By:

*	If required by the Conversion Agent, the signature shall be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FUNDAMENTAL CHANGE PURCHASE NOTICE

To:	China Medical Technologies, Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from China Medical Technologies, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Security and the Indenture referred to in the Security at the Fundamental Change Purchase Price, together with accrued and unpaid interest and Additional Interest, if any, to, but excluding, such date, to the registered Holder hereof.

Dated: ____________________
Signature(s)

If required by the Paying Agent, signature(s) shall be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed

(in an integral multiple of $1,000,

if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES4

The following exchanges, purchases or conversions of a part of this Global Security have been made:

Principal Amount of this Global Note Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note

[4]	This schedule should be included only if the Security is a Global Security.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION

OF TRANSFER OF RESTRICTED SECURITIES

Re:	3.50% Convertible Senior Subordinated Notes Due 2011 (the “Securities”) of China Medical Technologies, Inc.

This certificate relates to $                     principal amount of Securities owned in (check applicable box)

☐ book-entry or	☐ definitive form by (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture dated as of November 21, 2006 between China Medical Technologies, Inc., Wilmington Trust Company, as trustee, and Citibank, N.A., as initial agent (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐	Such Security is being acquired for the Transferor’s own account, without transfer.

☐	Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐	Such security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐	Such Security is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

☐	The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Note which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can be made only (i) to the Company or any Subsidiary thereof, (ii) pursuant to a registration statement which has been declared effective under the Securities Act, (iii) pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A) or (iv) pursuant to any other available exemption from the registration requirements of the Securities Act.

Date: ____________________
(Insert Name of Transferor)

EXHIBIT B

Form of Notice of Transfer Pursuant to Registration Statement

                    , 200

Wilmington Trust Company

Rodney Square North

1100 N. Market Street

Wilmington, DE 19890-0001

Attention: Corporate Capital Market Services

Citibank, N.A.

388 Greenwich Street

14th Floor

New York, New York 10013

Attention: Agency and Trust Services

Re:	China Medical Technologies, Inc. (the “Company”) 3.50% Convertible

Senior Subordinated Notes due 2011 (the “Securities”)

Ladies and Gentlemen:

Please be advised that                      has transferred $                      aggregate principal amount of the Securities pursuant to an effective Shelf Registration Statement on Form F-3 (File No. 333-            ). Defined terms used but not defined herein shall have the meanings ascribed thereto in the Indenture, dated as of November 21, 2006, by and among the Company, Wilmington Trust Company and Citibank, N.A.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933 as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Securities is named as a “Selling Security Holder” in the Prospectus dated                     , or in amendments or supplements thereto, and that the aggregate principal amount of the Securities transferred are [a portion of] the Securities listed in such Prospectus, as amended or supplemented, opposite such owner’s name.

Very truly yours,

(Name)

B-1

EXHIBIT C

Form of Opinion of Counsel in Connection with Registration of Securities

Wilmington Trust Company

Rodney Square North

1100 N. Market Street

Wilmington, DE 19890-0001

Attention: Corporate Capital Market Services

Citibank, N.A.

388 Greenwich Street

14th Floor

New York, New York 10013

Attention: Agency and Trust Services

Re:	China Medical Technologies, Inc. (the “Company”) 3.50% Convertible

Senior Subordinated Notes due 2011 (the “Securities”)

Ladies and Gentlemen:

Reference is made to the Securities issued pursuant to a certain Indenture dated as of November 21, 2006 by and among the Company, Wilmington Trust Company, as trustee (the “Trustee”), and Citibank, N.A., as Initial Agent (the “Initial Agent”). The Company issued $150,000,000 principal amount of Securities on November 21, 2006 in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Company has filed with the Securities and Exchange Commission (the “SEC”) [a] [Amendment No. [    ] to the] Registration Statement on Form F-3 (File No. 333-            ) (the “Registration Statement”) relating to the registration under the Securities Act of $                      principal amount of the Securities and the American Depositary Shares of the Company (the “ADSs”) issuable upon conversion of the Securities being registered. The Registration Statement was declared effective by order of the SEC dated                     .

We have acted as counsel for the Company in connection with the issuance of the Securities and the preparation and filing of the Registration Statement and are familiar with the Securities, the Indenture, the Registration Statement, the above-mentioned SEC order and such other documents as are necessary to render this opinion.

Based on the foregoing, it is our opinion that (1) the Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, (2) assuming that the Securities covered by the Registration Statement are sold by a relevant Holder specified in the Registration Statement in a manner specified in the Registration Statement, such sale of the Securities will have been duly registered under the Securities Act and (3) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

Yours truly,

C-1